UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

The Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

TheBancorp™

Bold ideas, realized.™

2026

Notice of Annual Meeting of Stockholders and Proxy Statement

A message from our
Board Chair & our CEO
Dear fellow
stockholders:
On behalf of the Board of Directors of The Bancorp, Inc., we invite you to attend our 2026 Annual Meeting of Stockholders that will be held on Wednesday, May 27, 2026, at 10:00 a.m. Eastern Time.
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will take place virtually. Details regarding the business to be conducted at the Annual Meeting are described in this Proxy Statement.
Whether or not you plan to attend the Annual Meeting, please read this Proxy Statement carefully and vote your shares as soon as possible. We have provided information about the items to be voted on at the Annual Meeting, how to vote, and other key matters.
We also encourage you to review our 2025 Annual Report. In 2025, we delivered strong financial performance while enhancing our platform and strengthening and expanding partner relationships. Going forward, our Board of Directors and management remain focused on executing a long-term strategy designed to drive meaningful expansion in revenue and increased profitability through a differentiated, best-in-class fintech ecosystem.
Regardless of the number of shares you own, your vote is important to us. Thank you for joining us as we define the future of banking. We look forward to your continued support and engagement this year.
Sincerely,

James J. McEntee III Board Chair	Damian M. Kozlowski Director and CEO, The Bancorp, Inc. President, The Bancorp Bank, N.A.

“ . . . our Board of Directors and
management remain focused on executing a long-term strategy designed to drive meaningful expansion in revenue and increased profitability through a differentiated, best-in-class fintech ecosystem.”

Notice of annual meeting
of stockholders

The Bancorp, Inc.
409 Silverside Road, Suite 105
Wilmington, DE 19809

Time and date:	Access to virtual meeting:	Record Date:
Wednesday, May 27, 2026 at 10:00 a.m. Eastern Time	https://edge.media-server.com/mmc/p/5bkc5u9i	Close of business on April 1, 2026
To the stockholders of The Bancorp, Inc.:
Notice is hereby given that the 2026 annual meeting of stockholders (the “Annual Meeting”) of The Bancorp, Inc., a Delaware corporation (the “Company,” “we,” “our,” and “us”), will be held virtually on Wednesday, May 27, 2026 at 10:00 a.m. Eastern Time, for the following purposes:
Proposals to be voted	Board’s recommendation
Proposal 1: To elect the 10 director nominees named in the proxy statement (the “Proxy Statement”) to serve until the 2027 annual meeting of stockholders.	FOR
Proposal 2: To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025.	FOR

Proposal 3:
To ratify, in an advisory (non-binding) vote, the appointment of Crowe LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026.

FOR
In addition, the Company may also transact such other business as may properly be brought before the Annual Meeting and any adjournment, recess, postponement, continuation, or rescheduling thereof. As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration other than the matters described in this Proxy Statement. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the Annual Meeting, for a period of 10 days ending on May 26, 2026 during ordinary business hours at the offices of the Company at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809.
Only stockholders who held our common stock, par value $1.00 per share (the “Common Stock”), at the close of business on April 1, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, AFTER CAREFULLY REVIEWING THE ACCOMPANYING PROXY MATERIALS, PLEASE FOLLOW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND PROMPTLY SUBMIT YOUR PROXY VIA THE INTERNET OR BY MAILING YOUR PROXY CARD USING THE POSTAGE-PAID ENVELOPE PROVIDED (IF YOU RECEIVED A PRINTED COPY OF THE PROXY MATERIALS). YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE ANNUAL MEETING AND YOUR PROXY WILL NOT BE USED IF YOU ATTEND AND VOTE AT THE ANNUAL MEETING. FOR MORE INFORMATION ABOUT VOTING YOUR SHARES, PLEASE REFER TO THE SECTION TITLED “GENERAL INFORMATION ABOUT THE 2026 ANNUAL MEETING.” IF YOU DO NOT PLAN ON VOTING AT THE ANNUAL MEETING, YOU MUST SUBMIT YOUR PROXY NO LATER THAN MAY 26, 2026 BY 11:59 P.M. EASTERN TIME.
2	2026 Proxy Statement

By order of the Board of Directors, Erika Caesar Corporate Secretary Wilmington, Delaware April 13, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 27, 2026:
IN ACCORDANCE WITH U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) RULES, WE ARE USING THE INTERNET AS OUR PRIMARY MEANS OF FURNISHING PROXY MATERIALS TO STOCKHOLDERS. ON OR ABOUT APRIL 13, 2026, WE WILL MAIL TO STOCKHOLDERS A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE OF INTERNET AVAILABILITY”), WHICH WILL CONTAIN INSTRUCTIONS FOR ACCESSING THE PROXY MATERIALS AND VOTING VIA THE INTERNET. THE NOTICE OF INTERNET AVAILABILITY WILL ALSO CONTAIN INSTRUCTIONS ON HOW YOU MAY ELECT TO RECEIVE A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS AT NO CHARGE.
THE COMPANY’S NOTICE OF ANNUAL MEETING, THIS PROXY STATEMENT, AND OUR 2025 ANNUAL REPORT (THE “ANNUAL REPORT”), WHICH INCLUDES OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025, ARE AVAILABLE
FREE OF CHARGE ON OUR CORPORATE WEBSITE AT
HTTPS://INVESTORS.THEBANCORP.COM/FINANCIAL-INFORMATION/PROXY-MATERIALS/DEFAULT.ASPX.

Special note regarding forward-looking statements
The Company cautions that any forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this Proxy Statement or made by the Company, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “may,” “will,” or “could,” or the negative thereof and similar terms or expressions may identify forward-looking statements. Actual results may differ from those set forth in the forward-looking statements due to a variety of risk factors, including those contained in the Annual Report and the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company does not undertake, and specifically disclaims, any obligation to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as may be required by applicable law.
Incorporation by reference and website information
Neither the Compensation Committee Report nor the Audit Committee Report included herein shall be deemed soliciting material or filed with the SEC, and neither those reports nor the Annual Report shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act except to the extent that we specifically incorporate such information by reference.
In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of or incorporated by reference into this Proxy Statement.

4	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Proxy summary
The Board of Directors of the Company (the “Board of Directors” or the “Board”) is using this Proxy Statement to solicit proxies from the holders of its Common Stock for use at the Company’s 2026 Annual Meeting, which is first being sent or made available to stockholders on or about April 13, 2026. This summary highlights certain information contained in this Proxy Statement for the Annual Meeting. It does not contain all of the information stockholders should consider in making a voting decision. We encourage you to read the entire Proxy Statement before you vote.
Certain information provided in this Proxy Statement relates to The Bancorp Bank, National Association (“The Bancorp Bank, N.A.,” or the “Bank”), which is a wholly owned subsidiary of the Company. We may refer to the Company and the Bank jointly as “The Bancorp.”
Annual Meeting information
Meeting	Date and time	Place
2026 Annual Meeting of Stockholders	Wednesday, May 27, 2026 at 10:00 a.m. Eastern Time	Virtual, accessible at https://edge.media-server.com/mmc/p/5bkc5u9i
Exchange and ticker symbol	State of incorporation	Record Date
Nasdaq Global Select : TBBK	Delaware	Close of business on April 1, 2026
Voting items and board recommendations
Proposals	Board’s recommendation	Page
1 Election of 10 director nominees to serve until the 2027 Annual Meeting of stockholders	FOR	11
2 Advisory (non-binding) approval of named executive officers’ compensation for fiscal year 2025	FOR	30
3 Advisory (non-binding) ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2026	FOR	52
Casting your vote
If you are a stockholder of record as of the Record Date, you can vote in one of three ways:

Via the Internet	By Mail	At Annual Meeting
Go to www.voteproxy.com.	If you received a paper copy of the proxy materials, you can vote by written proxy card. Complete, sign, and date your proxy card, and mail it back in the envelope provided.	You can vote electronically during the virtual Annual Meeting by accessing the website https://edge.media-server.com/mmc/p/5bkc5u9i.
Please cast your vote as soon as possible. If you vote via the internet or by mail, your vote must be received no later than 11:59 p.m. Eastern Time on May 26, 2026. See “General information about the 2026 Annual Meeting” for more information on voting your shares.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Board of Directors highlights
The Board strives to maintain a highly engaged directorate, with balanced tenure and substantive expertise, that exemplifies the range of skills and backgrounds necessary to effectively oversee the Company’s management team and serve the long-term interests of the Company’s stockholders. Collectively, members of the Board provide a stable leadership structure with a high degree of institutional knowledge and insightful perspectives to oversee our unique market position.
Board structure
6	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Overview of the 10 director nominees
The following table provides the ages, tenures, independence status under applicable standards of The Nasdaq Stock Market (“Nasdaq”), and current committee membership of the 10 director nominees to be voted upon at the Annual Meeting.
	Age	Director since	Independent	Audit	Compensation and Talent	Risk	Nominating and Governance	Executive
Dwayne L. Allen	64	2025
Todd J. Brockman	60	2024
Matthew N. Cohn	56	1999
Cheryl D. Creuzot	66	2021
Hersh Kozlov	78	2014
Damian M. Kozlowski	61	2016
William H. Lamb	86	2004
James J. McEntee III*	68	2000
Stephanie B. Mudick	70	2019
Mark E. Tryniski	65	2024
* Denotes incumbent Chair of the Board	Chair Member

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Board tenure, composition, and succession planning
The Company’s Corporate Governance Guidelines highlight the importance of evaluating board composition and director succession. The Nominating and Governance Committee believes it is desirable for the Board to maintain a mix of experienced directors who possess institutional knowledge along with the addition of newer directors who have expertise and experience in other areas identified in the Corporate Governance Guidelines. As appropriate, the Nominating and Governance Committee assesses the experience, skills, and independence of nominees in the context of the current composition and needs of the Board. The Nominating and Governance Committee endeavors to identify nominees that possess a range of backgrounds and business experiences and appropriate skills to complement the existing Board.
The charts below summarize the gender, age, tenure, and independence of the 10 director nominees.
8	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Corporate governance highlights
The Board is committed to maintaining sound and effective corporate governance practices that conform to the highest standards of business ethics and integrity, provide robust oversight of management, and promote the long-term interests of stockholders.
Board independence

Strong, Independent Leadership Structure: We have an independent Board Chair under applicable Nasdaq standards, and our standing committees are led by and composed exclusively of independent directors.

Substantial Majority of Independent Directors: The Board is composed of a substantial majority of independent directors. All director nominees are considered independent under applicable Nasdaq standards except the Company’s Chief Executive Officer.

Executive Sessions of Independent Directors: The Board and all Board Committees hold executive sessions without management present.
Board accountability
Annual Elections: All directors must be elected annually with no staggered or multi-year terms.
Majority Voting Standard: We utilize a majority of votes cast standard for uncontested director elections.
Actively Engaged Directors: We had 100% Board meeting attendance and 100% committee meeting attendance for directors who served on the Board in fiscal year 2025.

Stock Ownership Requirements and Clawback: We have stock ownership guidelines for our directors and executive officers, and an executive compensation clawback policy applicable to all executive officers that provides for the mandatory recovery, in the event of an accounting restatement, of erroneously awarded incentive-based compensation received by executive officers to the extent the compensation was awarded based on the attainment of a financial reporting measure. We also have a general compensation clawback policy applicable to all executive officers and employees with the title of Vice President or above that provides for the discretionary recovery of incentive-based and other compensation, excluding salary, in the event such employee caused or contributed to an accounting restatement or engaged in misconduct.

Stockholder Engagement and Rights: We have adopted a one-share, one-vote standard, and we proactively engage with stockholders throughout the year. Stockholder feedback is regularly shared with the Board.

Board effectiveness
Annual Evaluations: The Board and its standing Committees conduct an annual self-evaluation to assess effectiveness and identify opportunities for continuous improvement.
Director Skills and Succession Planning: The Board performs a periodic review of directors’ skill sets and identifies additional skills and experience desired as additional directors are appointed.

Committee Charters and Corporate Governance Guidelines: Committee charters are reviewed annually, in addition to other key documents, such as our Corporate Governance Guidelines, Conflicts of Interest Policy, Insider Trading Policy, and Code of Ethics and Business Conduct.

Performance Oversight: The Board regularly monitors Company and management performance against strategic agenda benchmarks.

Regular Board Committee Engagement with Management: All Board Committees meet regularly and receive reporting from management at various levels, except for the Executive Committee, which meets on an as-needed basis.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
2025 Financial performance highlights
The Bancorp delivered strong growth and increasing levels of profitability in financial results for fiscal year 2025. As of December 31, 2025:
$9.4B	$228M	29%	2.54%
Ending assets compared to $8.7 billion in 2024.	Net income compared to $218 million in 2024.	Return on equity compared to 27% in 2024.	Return on assets compared to 2.71% in 2024.
Executive compensation highlights
Below is a table illustrating key highlights of our compensation practices used to support our business strategies, align with our pay-for-performance philosophy, and exercise strong oversight to mitigate excessive risk-taking:
Practices we employ:	Practices we avoid:
Balanced compensation philosophy We have a balanced compensation philosophy, utilizing a mix of cash and equity, short-term and long-term elements, and fixed and variable (at risk) incentives.	No employment agreements We generally do not enter into employment agreements with our executive officers.
Pay-for-performance A significant percentage of our executive officers’ total compensation (bonus and equity grants) is discretionary and awarded based on our performance.	No guaranteed incentive payouts We do not provide absolute or guaranteed incentive payouts regardless of performance.
Executives subject to clawback policies Our executive officers are subject to mandatory and discretionary compensation clawback policies.	No significant perquisites Our executive officers are entitled to only limited perquisites.
Evaluate and manage risk The Compensation and Talent Committee reviews incentive compensation programs annually to ensure that our programs do not encourage excessive risk-taking.	No hedging and pledging We prohibit our employees, executive officers, and directors from engaging in pledging and hedging Company stock and derivatives.
Independent expert advice Pay Governance LLC, an independent advisor free of conflicts of interest, provides the Compensation and Talent Committee with expert executive compensation advice.	No tax gross-ups We do not provide our executive officers with tax gross-ups in any of our compensation plans or agreements.
Benchmarking We use an appropriate peer group when establishing executive compensation.
Stockholder alignment Our compensation philosophy encourages executive officers to own a meaningful personal stake in the Company.
10	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Director nominees
The Board of Directors consists of 10 members. All directors are elected for a term of one year or until their successors are elected and qualified. The Board of Directors, upon the recommendation of its Nominating and Governance Committee, has nominated the individuals listed in the table below for election at the Annual Meeting for a term to expire at the annual meeting of stockholders to be held in 2027 or until their successors are elected and qualified.
The Nominating and Governance Committee identifies and recommends candidates to serve on the Board of Directors. The Board of Directors has not adopted specific minimum qualifications for service on the Board, but rather has established a set of standards for evaluating director nominees as set forth in our Corporate Governance Guidelines, as described in further detail below in the section titled “Director Nomination Selection Process.” The Board of Directors seeks a mixture of skills that are relevant to the Company’s business as a financial holding company and the business of its subsidiary Bank.
Name	Age	Principal occupation(s)	Independent	Director since
Dwayne L. Allen	64	Senior Executive Partner, Gartner, Inc.		2025
Todd J. Brockman	60	Retired Senior Vice President, Global Head of Issuing Solutions, Visa Inc. & General Manager, Visa DPS		2024
Matthew N. Cohn	56	Chairman, ASI Computer Systems, Inc. & Vice Chairman, Advertising Specialty Institute, Inc.		1999
Cheryl D. Creuzot	66	Founding Member, Creuzot Law PLLC		2021
Hersh Kozlov	78	Partner, Duane Morris LLP		2014
Damian M. Kozlowski	61	Chief Executive Officer, The Bancorp, Inc. & President, The Bancorp Bank, N.A.		2016
William H. Lamb	86	Founding Partner, Lamb McErlane PC		2004
James J. McEntee III*	68	Managing Principal, StBWell, LLC & Chief Executive Officer, Launch Two Acquisition Corporation		2000
Stephanie B. Mudick	70	Retired Executive Vice President, JPMorgan Chase & Co.		2019
Mark E. Tryniski	65	Retired President and Chief Executive Officer, Community Bank System, Inc.		2024

*
Denotes Incumbent Chair of the Board

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Below are biographical summaries containing each director nominee’s background, business experience, and principal occupations, as well as a brief explanation regarding each director nominee’s attributes that support the conclusion that he or she is qualified to serve on the Board.
Dwayne L. Allen
Director
Age: 64 Director Since: 2025 Independent Committees: Risk Other Public Boards: Cross Country Healthcare, Inc. (NASDAQ: CCRN)
Dwayne L. Allen has served as a director of The Bancorp since 2025. Since January 2026, he has served as a Senior Executive Partner at Gartner, Inc. (NYSE: IT), an information technology research and advisory company. Prior to Gartner, from 2021 through December 2025, Mr. Allen served as Senior Vice President and Chief Technology Officer at Unisys Corporation (NYSE: UIS), a global information technology services company. Mr. Allen was also a Global Digital Strategist at Microsoft Corporation (NASDAQ: MSFT) from 2019 to 2021 and Vice President and Chief Information Officer for Masonite International Corporation from 2017 to 2019. In addition, Mr. Allen has held various other leadership roles in information technology, including Division Chief Information Officer at Cummins Inc. (NYSE: CMI), Vice President of Information Technology at Fifth Third Bancorp (NASDAQ: FITB), and Vice President and Division Chief Information Officer at Wells Fargo & Company (NYSE: WFC).
Reason for Nomination: Mr. Allen has over 25 years of senior leadership experience in technology and digital transformation across multiple global industries, including significant expertise with depository financial institutions.

Todd J. Brockman
Director
Age: 60 Director Since: 2024 Independent Committees: Audit Other Public Boards: None
Todd J. Brockman has served as a director of The Bancorp since 2024. From 2010 until his retirement in 2023, Mr. Brockman served in a number of key leadership roles at Visa Inc. (NYSE: V) and its subsidiaries. Specifically, from 2010 to 2023, Mr. Brockman served as General Manager of Visa DPS, one of the largest issuer processors in the world. In 2021, Mr. Brockman was also elevated to Senior Vice President, Global Head of Issuing Solutions for Visa Inc. in addition to serving as General Manager of Visa DPS. Mr. Brockman has also held various other leadership roles in the payments industry, including serving as President of Galileo Processing, Inc. from 2008 to 2010 and Global Head of Prepaid at Visa Inc. from 2001 to 2008.
Reason for Nomination: Mr. Brockman has extensive experience as a senior executive in the payments and financial technology industry, including significant expertise relating to payment networks and payment processing capabilities.

12	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Matthew N. Cohn
Director
Age: 56 Director Since: 1999 Independent Committees: Audit, Compensation and Talent, and Nominating and Governance Other Public Boards: None
Matthew N. Cohn has served as a director of The Bancorp since 1999. Mr. Cohn serves as Vice Chairman of the Advertising Specialty Institute, Inc., a SaaS (software as a service) marketplace, technology, and media company, a position he has held since 1992. In addition, he founded The ASI Show, Inc., a leading producer of trade shows throughout the country, and has served as its Vice Chairman since 1992. Mr. Cohn is also Chairman of ASI Computer Systems, Inc. Mr. Cohn is currently the Chair of the Global Mission Board for Breakthrough T1D (formerly JDRF), the world’s largest charitable funder of diabetes research, where he also previously served on its International Talent and Compensation Committee. Mr. Cohn is a former President of the board of directors of the Eastern Pennsylvania chapter of JDRF. Mr. Cohn has served on the international board of directors of the Young Presidents’ Organization (“YPO”), was Chair of YPO’s International Event Committee, and received the YPO’s “Best of the Best” award. Mr. Cohn was the CEO of the Medical Data Institute from 1992 to 1997, as well as a former board member of The Society of Independent Show Organizers and Changing Attitudes, Decisions and Environments for Kids (also known as CADEKids).
Reason for Nomination: Mr. Cohn has significant experience in founding, leading, and serving in senior roles in a variety of companies, including mid-sized businesses similar to many of the Bank’s clients. In addition, he has considerable leadership experience with technology-based companies including SaaS and internet marketplace companies serving tens of thousands of businesses. In 2026, Mr. Cohn completed the Harvard Business School President’s Program in Leadership. Additionally, in 2024, Mr. Cohn earned the National Association of Corporate Directors (“NACD”) Directorship Certification, completed the NACD Cyber-Risk Oversight Program, and earned a CERT Certificate in Cybersecurity Oversight, which was developed by NACD, Ridge Global, and the CERT division of the Software Engineering Institute at Carnegie Mellon University.

Cheryl D. Creuzot
Director
Age: 66 Director Since: 2021 Independent Committees: Audit and Nominating and Governance (Chair) Other Public Boards: None
Cheryl D. Creuzot has served as a director of The Bancorp since 2021. She currently serves as the Founding Member of Creuzot Law PLLC. From 2018 through her retirement in 2025, Mrs. Creuzot served as President Emerita of Wealth Development Strategies, LLC and Wealth Development Strategies Investment Advisory, Inc., firms regulated by the Securities and Exchange Commission (the “SEC”) and the Financial Industry Regulatory Authority, which she founded and where she also served as Principal and Managing Partner from 2000 until 2018. Since October 2022, she has served as a member of the board of directors of VALIC Company I, a mutual fund complex affiliated with Corebridge Financial, Inc. (NYSE: CRBG). Since 2013, Mrs. Creuzot has served on the MD Anderson Cancer Center Board of Visitors where she serves on the President’s Executive Council. She also serves on the board of directors of The Frenchy’s Companies, a family-owned food manufacturing, restaurant, and franchising organization. In 2022, Mrs. Creuzot was appointed as a director of the BeyGood Foundation where she serves on the Finance and Investment Committees. From 2020 to 2024, Mrs. Creuzot served as a Commissioner of The Port of Houston. Additionally, Mrs. Creuzot served on the board of directors of Amegy Bank from January 2021 to October 2021, and served on the board of directors of Unity National Bank from 2008 to 2015, where she chaired the Compliance, Audit, and Investment Committees. She is also a former board member and Vice Chair of the Texas Public Finance Authority, the former Chair of the University of Houston Board of Visitors, and a former board member of the Greater Houston Partnership.
Reason for Nomination: Mrs. Creuzot has extensive experience in finance and has held numerous leadership positions in the public and private sectors. She has previously served as a director at other federally insured depository institutions, with specific focus on compliance, audit, and investment matters. Additionally, in 2025, Mrs. Creuzot earned the NACD Directorship Certification.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Hersh Kozlov
Director
Age: 78 Director Since: 2014 Independent Committees: Risk Other Public Boards: BTC Development Corp. (NASDAQ: BDCIU)
Hersh Kozlov has served as a director of The Bancorp since 2014. He has been a partner at Duane Morris LLP (“Duane Morris”), an international law firm, since 2009 and serves on the governing board of the law firm. Mr. Kozlov also serves on the board of directors of BTC Development Corp. (NASDAQ: BDCIU). Previously, he was a partner at the law firm Wolf, Block, Schorr & Solis-Cohen LLP from 2001 to 2009. Mr. Kozlov previously served as an independent member of the board of directors of vTv Therapeutics, Inc. (Nasdaq: VTVT), a biopharmaceutical company, from September 2019 through February 2024, and also has served on the board of directors of Resource America, Inc., JeffBanks, Inc., TRM Corporation, Hudson United Bank, U.S. Healthcare Life Insurance Company, and Princeton Insurance Company. In addition, Mr. Kozlov was appointed by the President of the United States to be a member of the Advisory Committee for Trade Policy & Negotiations, serving in that role from 2002 to 2004.
Reason for Nomination: Mr. Kozlov has extensive legal and business experience resulting from his partnerships at prominent law firms where he represented a variety of entities, including banks, insurance companies, and other financial institutions. He also has experience serving on boards of directors at multiple financial institutions and has substantive experience in all forms of general business matters.

Damian M. Kozlowski
Director
Age: 61 Director Since: 2016 Committees: None Other Public Boards: None
Damian M. Kozlowski has served as CEO and a director of The Bancorp, and as President of the Bank, since 2016. Mr. Kozlowski has more than 25 years of experience as a highly regarded financial services leader. Prior to joining The Bancorp in June 2016, Mr. Kozlowski served as CEO, President, and Director of Modern Bank, N.A. from 2010 to 2016. From 2007 to 2010, Mr. Kozlowski served as Chairman and CEO of Alpha Capital Financing Group, Inc., a private equity firm he founded. From 2000 through 2007, Mr. Kozlowski served in several executive capacities with Citigroup Private Bank as CEO of its Global Private Bank (2005-2007), President of its U.S. Private Bank (2002-2005), Chief Operating Officer and Chief Financial Officer (“CFO”) (2001-2002), and Global Head of Business Development and Strategy (2000-2001). From 1998 to 1999, he was a Managing Director at Bank of America Securities, an investment bank. Mr. Kozlowski holds a Master of Business Administration degree in Finance from the Wharton School of the University of Pennsylvania and Master of Science and Bachelor of Arts degrees from Boston University.
Reason for Nomination: Mr. Kozlowski has extensive experience in investment and commercial banking, wealth management, and private equity investment. Additionally, he has held numerous leadership positions in financial institutions, including his tenure with The Bancorp, and has a demonstrated record in improving both financial and regulatory performance.

14	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
William H. Lamb
Director
Age: 86 Director Since: 2004 Independent Committees: Compensation and Talent (Chair), Executive, and Nominating and Governance Other Public Boards: None
William H. Lamb has served as a director of The Bancorp since 2004. Mr. Lamb is a founding partner of Lamb McErlane PC, a law firm. From January 2003 through January 2004, Mr. Lamb served as a Justice of the Pennsylvania Supreme Court. Mr. Lamb previously served as director and corporate secretary of JeffBanks, Inc. and Jefferson Bank until their acquisition by Hudson United Bank in 1999. Since 2004, Mr. Lamb has been appointed to the President’s Advisory Committee on the Arts, the Commonwealth of Pennsylvania’s Court of Judicial Discipline, and the Pennsylvania Elections Reform Task Force. Mr. Lamb also served as President Judge of the Pennsylvania Court of Judicial Discipline and on the Chester County Boy Scout Council.
Reason for Nomination: Mr. Lamb has nearly fifty years of extensive experience as a director of public bank holding companies. Additionally, he has significant legal experience with respect to business and financial matters.

James J. McEntee III
Director and Chair of the Board
Age: 68 Director Since: 2000 Independent Committees: Executive (Chair) Other Public Boards: Launch Two Acquisition Corporation (NASDAQ: LPBBU)
James J. McEntee III has served as Chair of the Board of The Bancorp since November 2021 and has served as a director of The Bancorp since 2000.
Mr. McEntee has served as the Managing Principal of StBWell, LLC, an owner and operator of real estate since June 2010. In addition, since October 2024, he has served as Chairman and Chief Executive Officer of Launch Two Acquisition Corporation (NASDAQ: LPBBU), a special purpose acquisition company. From July 2016 to December 2022, Mr. McEntee served in a variety of senior executive roles, including as President and CFO, for a series of FinTech Acquisition special purpose acquisition companies, known as FinTech Acquisition Corp. and FinTech Acquisition Corp. II through FinTech Acquisition Corp. VI. In addition, Mr. McEntee was the CEO of Alesco Financial, Inc. from its incorporation in 2006 until its merger with Cohen & Company Inc. in December 2009, the Chief Operating Officer of Cohen & Company Inc. from March 2003 until December 2009, a managing director of Cohen & Company Inc., and the Vice-Chairman and Co-Chief Operating Officer of JVB Financial from December 2009 until October 2013. He was also a director of T-Rex Group, Inc., a provider of risk analytics software for investors in renewable energy, from November 2014 until January 2018. From 1990 through 1999 and 2000 to 2004, Mr. McEntee was a stockholder and of counsel, respectively, at Lamb McErlane PC. Mr. McEntee was previously a director of Pegasus Communications Corporation, a publicly held provider of communications and other services, and of several other private companies. Mr. McEntee served as a director of The Chester Fund, a nonprofit organization, from 2008 to June 2020, and served as its Chairman from July 2012 to January 2018.
Reason for Nomination: Mr. McEntee has extensive experience in corporate law and financial institution management, as well as significant managerial experience in real estate, investments, and capital markets operations.

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Stephanie B. Mudick
Director
Age: 70 Director Since: 2019 Independent Committees: Executive and Risk (Chair) Other Public Boards: None
Stephanie B. Mudick has served as a director of The Bancorp since 2019. Ms. Mudick was Executive Vice President at JPMorgan Chase & Co. (NYSE: JPM) from 2008 through her retirement in 2018, where she also served as Head of Regulatory Strategy from 2010 through 2018. In that capacity, she managed the firm’s global regulatory agenda across all businesses and products. During this period, Ms. Mudick designed and drove the execution of that firm’s most significant regulatory deliverables, was central to the design and development of controls infrastructure, and managed conflicts of interest governance. From 2005 through 2007, she was Executive Vice President, Chief Administrative Officer, and Head of Consumer Operations of the Global Consumer Group at Citigroup, Inc. (NYSE: C), a business providing a wide array of banking, lending, insurance, and investment services to individual and small business consumers in over 50 countries. From 1993 to 2005, Ms. Mudick served in various roles in Citigroup, Inc.’s legal department, including Co-General Counsel and Corporate Secretary. At both JPMorgan Chase & Co. and Citigroup, Inc., Ms. Mudick served on senior management committees and regularly engaged with and advised their respective boards of directors and board committees. Ms. Mudick recently served on the board of directors of PacWest Bancorp from August 2022 until its merger with Banc of California, Inc. (NASDAQ: BANC) in 2023. She also serves on several not-for-profit boards, including HIAS and The Institute for International Education.
Reason for Nomination: Ms. Mudick has extensive experience in bank regulatory matters as a senior regulatory officer and general counsel in major global banks and bank holding companies. She has extensive experience in consumer financial products, complementing her regulatory expertise with product expertise.

Mark E. Tryniski
Director
Age: 65 Director Since: 2024 Independent Committees: Audit (Chair) and Compensation and Talent Other Public Boards: None
Mark E. Tryniski has served as a director of The Bancorp since 2024. Mr. Tryniski previously served as the President and Chief Executive Officer of Community Bank System, Inc. (NYSE: CBU), a financial holding company which provides community banking, employee benefits, wealth management, and insurance services, from August 2006 until his retirement at the end of December 2023. Following his retirement from Community Bank System, Inc., he continued to serve on its board of directors until May 2024, concluding his service on that board of directors which first began in 2006. Prior to serving as President and Chief Executive Officer of Community Bank System, Inc., from 2003 to 2006, Mr. Tryniski also held the positions of Chief Operating Officer and Chief Financial Officer. Prior to that time, Mr. Tryniski was a partner at PricewaterhouseCoopers LLP, where he gained a broad array of experience in numerous industries, including extensive experience in financial services. Mr. Tryniski has served on the board of directors of Pursuit BDC (formerly New York Business Development Corporation) since 2010 and also previously served on the board of directors of the New York Bankers Association for over fifteen years. From 2007 through 2022, Mr. Tryniski also served for fifteen years as a director of CONMED Corporation (NYSE: CNMD), a medical technology company, serving as the Chairman of the board of directors from 2014 to 2020.
Reason for Nomination: Mr. Tryniski has significant experience regarding community banking and publicly traded companies which complements his extensive experience in finance, accounting, risk management, banking regulations, and corporate governance.

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Director skills and experience
Our Board believes that a range of differences in viewpoints, backgrounds, skills, expertise, and experiences is an important factor in Board oversight and considers this information when evaluating Board composition. As shown in the below matrix, our director nominees have a set of skills and experience that we believe are relevant to the Company’s long-term strategy and success. Because the skills and experience matrix that follows is a summary, it does not include all of the qualifications, skills, attributes, and experiences that each director offers.
Skills & experience	Allen	Brockman	Cohn	Creuzot	Kozlov	Kozlowski	Lamb	McEntee	Mudick	Tryniski

Banking and financial industry
Skill and experience in banking or the financial industry, with a practical understanding of banking-related protocols in connection with financials, credit, internal operations, and regulatory controls and requirements.

Payments, fintech, and emerging opportunities Skill and experience in the payments and/or fintech marketplace, and emerging opportunities within banking and financial institutions.
Digital technology Skill and experience in using and implementing state-of-the-art technologies and methodologies, especially in the digital environment.
Finance and accounting Skill and experience related to understanding capital structures, financing, and investing activities, as well as financial reporting and internal controls.

Senior leadership
Senior leadership skills and experience in public companies or any other private or non-profit corporate organizations, along with a well-developed understanding of corporate governance practices, internal corporate controls, and best practices as well as experience in human resources management.

Risk management Skill and experience related to identifying, evaluating, and mitigating threats and other risks to complex organizations.

Marketing
Skill and experience in developing strategies to grow sales and market share through business development strategies, especially B2B strategies, as well as other brand and business development strategies.

Legal and regulatory Skill and experience working within organizations with complex legal issues and regulatory obligations as well as skill and experience in compliance and governmental relations.

Strategic planning and development
Skill and experience in mergers, acquisitions, and divestitures in the financial services industry, including experience navigating nascent companies and issues as well as skill in developing long-term strategic plans.

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Standard for election of directors
In uncontested elections, or an election in which the number of nominees does not exceed the number of directors to be elected, director nominees receiving a majority of the votes cast will be elected. If an incumbent director fails to receive the required number of votes in an uncontested election, the director will tender his or her resignation to the Chair of the Board and the Nominating and Governance Committee for consideration. The Nominating and Governance Committee must consider any such resignation offer and, within 90 days following the certification of the stockholder vote, make a recommendation to the Board of Directors as to whether the director should serve. The Board of Directors must take action on the Nominating and Governance Committee’s recommendation within a reasonable period of time following the certification of the stockholder vote, and the Company must publicly disclose the Board’s decision. In contested elections, director nominees will be elected by the vote of a plurality of the votes cast.
If any nominee for director who is not an incumbent fails to receive a majority of votes cast in an uncontested election at a meeting of stockholders duly called and at which a quorum is present, such nominee will not be elected and will not take office. All director nominees are incumbents and previously served on the Board of Directors. If an incumbent director’s offer of resignation is accepted by the Board of Directors, or if a non-incumbent nominee for director is not elected, the Board of Directors may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the Company’s Amended and Restated Bylaws (“Bylaws”).
It is the intention of the persons named in the proxy, in the absence of a contrary direction, to vote “FOR” the election of each director nominee. Should any of the director nominees become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the Nominating and Governance Committee of the Board of Directors may recommend. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. Each director nominee has indicated their willingness to serve on our Board, and the Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE.
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Corporate governance
Director independence
Pursuant to our Corporate Governance Guidelines and Nasdaq listing standards, a majority of the members of the Board must be independent. For a director to be considered independent, the Board must determine that the director meets the independence criteria of Nasdaq listing standards and the Company’s Director Independence Categorical Standards (the “Director Independence Standards”). The Board has determined that the following director nominees are independent: Mr. Allen, Mr. Brockman, Mr. Cohn, Mrs. Creuzot, Mr. Kozlov, Mr. Lamb, Mr. McEntee, Ms. Mudick, and Mr. Tryniski. Mr. Kozlowski, as the CEO of the Company and President of the Bank, does not qualify as independent. In addition, in 2025, each member of the Audit Committee and the Compensation and Talent Committee met the heightened independence standards under Nasdaq rules to sit on those committees.
In making these determinations, the Board of Directors considers information from each of these director nominees concerning all their respective relationships with the Company and its affiliates and analyzes the materiality of those relationships.
Board leadership
Mr. McEntee, an independent director, serves as the Company’s Chair of the Board and Mr. Kozlowski serves as its CEO and as a director. The Company believes that the most effective leadership structure at the present time is to have separate Chair of the Board and CEO positions, because this allows the Board to benefit from having multiple knowledgeable voices bringing separate views and perspectives to its deliberations. During times at which the positions of Chair of the Board and CEO are combined, the Board may elect a Lead Independent Director.
The Chair’s specific duties and responsibilities are set forth in our Corporate Governance Guidelines and include the following principal responsibilities:
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Exercising leadership over the Board;

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Presiding over meetings of the Board;

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Reviewing and advising on information to be sent to the Board;

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Setting meeting agendas and schedules and determining, in consultation with the CEO and standing committees of the Board, whether there are major topics upon which the Board should focus at the meetings;

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Facilitating communication among directors; and

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Providing strategy and insight to the Company.

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Board committees
The Board of Directors currently has five standing committees, each of which is described below. The responsibilities of the Audit, Compensation and Talent, Risk, and Nominating and Governance Committees are set forth in separate written charters. The committees on which directors currently serve, the chair of each committee, and the number of meetings held during 2025 are set forth below. Mr. Kozlowski did not serve on any committee during 2025. In addition, the Board dissolved its Environmental, Social, and Governance (“ESG”) Committee in December 2025 as part of ongoing efforts to refine its oversight framework.
Board member	Audit	Compensation and Talent	Risk	Nominating and Governance	Executive
Dwayne L. Allen
Todd J. Brockman
Matthew N. Cohn
Cheryl D. Creuzot
Hersh Kozlov
William H. Lamb
James J. McEntee III
Stephanie B. Mudick
Mark E. Tryniski
Meetings held in 2025	8	7	6	5	—
 Chair            Member
Audit Committee
The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the report of the Audit Committee required to be included in the Company’s annual proxy statement by SEC rules. Each member of the Audit Committee meets the enhanced independence standards for Audit Committee members set forth in applicable Nasdaq rules, as well as those set forth in Rule 10A-3(b)(1) of the Exchange Act and in the Director Independence Standards. The Board of Directors has determined that Mr. Tryniski qualifies as an “audit committee financial expert” as that term is defined in applicable SEC rules and regulations.
Compensation and Talent Committee
The Compensation and Talent Committee is appointed by the Board of Directors to carry out delegated responsibilities relating to the review and determination of executive and other compensation, including (a) overseeing the Company’s executive compensation program, (b) evaluating and setting compensation for the Company’s CEO and other executive and senior officers and directors, (c) overseeing the evaluation of the CEO, (d) overseeing the administration of the Company’s executive and other compensation plans, and (e) overseeing the Company’s talent management strategies and practices, including succession planning matters. The Compensation and Talent Committee also prepares the report of the Compensation Committee required to be included in the Company’s annual proxy statement by SEC rules. Each member of the Compensation and Talent Committee has been determined by the Board of Directors to be independent under applicable Nasdaq rules and SEC rules and regulations, including the enhanced independence standards for Compensation Committee members under Nasdaq rules, as well as the standards set forth in the Director Independence Standards.
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Risk Committee
The Risk Committee is appointed by the Board of Directors to (a) oversee the Company’s enterprise risk management framework, including management’s efforts related to risk assessment and the implementation of risk-related policies, programs, and practices used in identifying, assessing, and managing Company risks, (b) evaluate and assess the Company’s business strategies and plan from an enterprise risk perspective, (c) oversee the establishment of the Company’s risk appetite through the approval of risk management standards and metrics related to enterprise-wide risks facing the Company, and (d) oversee such other risk-related matters as the Board may direct. All of the members of the Risk Committee have been determined by the Board of Directors to be independent under applicable Nasdaq rules and SEC rules and regulations, as well as the Director Independence Standards.
Nominating and Governance Committee
The Nominating and Governance Committee is appointed by the Board of Directors to (a) assist the Company and the Board of Directors in maintaining an effective and knowledgeable Board of Directors by identifying individuals qualified to become directors and recommending to the Board of Directors the director nominees for election at the next annual meeting of stockholders, (b) review the Board’s committee composition and make membership recommendations as needed, and (c) address other governance-related matters as set forth in its charter or as may be requested by the Board of Directors. All of the members of the Nominating and Governance Committee have been determined by the Board of Directors to be independent under applicable Nasdaq rules and SEC rules and regulations, as well as the Director Independence Standards.
Executive Committee
The Executive Committee generally has the authority to act in lieu of the Company’s Board of Directors in between meetings of the Board in limited circumstances where certain matters need to be addressed quickly. All of the members of the Executive Committee have been determined by the Board of Directors to be independent under applicable Nasdaq rules and SEC rules and regulations, as well as the Director Independence Standards.
Risk oversight
The Board is actively involved in overseeing the management of risks that could impact the Company. This oversight is conducted primarily through the Board’s standing committees, but the full Board retains responsibility for general oversight.
During 2025, four committees assisted the Board of Directors with risk oversight: (i) the Risk Committee; (ii) the Audit Committee; (iii) the ESG Committee; and (iv) the Compensation and Talent Committee. In 2025, these committees each performed risk-related oversight functions on behalf of the Board and reported regularly to the full Board, which also considered the Company’s entire risk profile, including additional strategic and reputational risks. As of 2026, the Risk Committee, the Audit Committee, and the Compensation and Talent Committee will primarily assist the Board of Directors with risk oversight.
•
The Risk Committee meets at least quarterly, and while the Board of Directors and all its committees are sensitive to risks related to the Company and its operations, the Risk Committee is primarily responsible for overseeing the Company’s enterprise risk management framework on behalf of the Board of Directors. The Company’s Chief Risk Officer meets periodically (at least quarterly) with the Risk Committee to discuss potential risk or control issues that are monitored through the Company’s enterprise risk management framework, and other key control function officers of the Company also regularly report to the Risk Committee. In addition, the Risk Committee provides oversight of the Company’s cybersecurity and information security framework. The Risk Committee regularly receives reporting from the Company’s Chief Information Officer and Chief Information Security Officer regarding the cybersecurity threat environment and cybersecurity risk mitigation efforts, and reviews and approves the Cyber Risk Management Program Policy and Information Security Program Policy at least annually.

•
The Audit Committee meets six times per year, including at least once each quarter. Its responsibilities include overseeing the Company’s internal audit function, discussing issues with the Chief Audit Executive (including engaging in discussions with the Chief Audit Executive in private meetings without other members of management present), evaluating the effectiveness of internal and external audit efforts, overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, ensuring

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compliance with legal and regulatory requirements, and discussing with management the Company’s major financial risk exposures and steps taken to monitor and control such exposures.
•
The Compensation and Talent Committee meets at least four times a year, and its responsibilities include reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and annually reviewing the relationship between compensation and risk management policies. The Compensation and Talent Committee also oversees the Company’s talent management strategies and practices, including succession planning matters.

These committees regularly receive reports from management regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems. Through interaction with the Company’s senior management, these committees oversee strategic risk, reputational risk, credit risk, interest rate risk, liquidity risk, price risk, operational risk, compliance risk, compensation-related risk, and cybersecurity risk. While the Compensation and Talent Committee serves an important role, the Board has allocated a majority of its risk oversight responsibilities to the Audit Committee and the Risk Committee.
While the Board of Directors oversees the Company’s risk management across the enterprise, senior management at the Company and the Bank are responsible for risk management processes and the day-to-day implementation of risk management programs. The Company’s Enterprise Risk Management Committee, comprised of senior management, meets at least four times per year and addresses various risks, controls, and related monitoring. While the Board of Directors believes that this division of responsibility is the most effective approach for addressing the risks facing the Company, it will continue to evaluate this structure on a regular basis, recognizing that different structures may be appropriate in different situations faced by the Company.
Board meetings
The Board of Directors held a total of nine meetings during 2025. Each director attended all of the meetings held by the Board. In addition, each director attended all of his or her respective committee meetings during 2025. Pursuant to our Corporate Governance Guidelines, all directors are expected to attend the annual meeting of stockholders of the Company. All directors attended the Company’s 2025 annual meeting of stockholders.
Director nomination selection process
The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms, and other sources. The procedures for nominations by stockholders are described below in a section titled “Stockholder Proposals and Nominations for the 2027 Annual Meeting.” The Company describes how it addresses such submissions in the “Submission of Director-Nominee Candidates to the Nominating and Governance Committee” section of the Corporate Governance Guidelines which may be accessed at https://investors.thebancorp.com/corporate-information/governance-documents/default.aspx. In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including independence, skills, experience, and age), legal and regulatory requirements, and the needs of the Board of Directors, and will review all candidates in the same manner, regardless of the source of the recommendation. In prior years, the Company retained a third-party search firm specializing in the placement of candidates on corporate boards of directors to assist with identifying potential nominees to the Board and to perform initial due diligence on such candidates. No such firms were retained and no new directors were added in 2025.
The Nominating and Governance Committee has not adopted specific minimum qualifications or specific skills that must be met by a Nominating and Governance Committee-recommended nominee. The Board will consider the overall experience and expertise represented by the Board as well as the qualifications of each candidate. During the evaluation process, the Nominating and Governance Committee and the Board will take the following standards into account:
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At least a majority of the Board must be comprised of “independent” directors determined in accordance with the requirements of Nasdaq rules, the Director Independence Standards, and any other additional “independence” standards established by the Board from time to time, as well as requirements and standards set by the Federal Reserve Board and the Office of the Comptroller of the Currency.

•
Candidates should be capable of working in a collegial manner with persons of different educational, business, and other backgrounds and should possess skills and expertise that complement the attributes of the existing directors.

•
Candidates should represent a breadth of viewpoints, backgrounds, and experiences, as well as ties to the Company’s markets.

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Candidates should demonstrate notable or significant achievement in one or more pertinent areas of business expertise that would benefit the Company.

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Candidates should be individuals of the highest character and integrity.

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Candidates should be free from any conflict of interest that would interfere with their ability to properly discharge their duties as a director or would violate any applicable law or regulation.

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Candidates should be capable of devoting the necessary time to discharge their duties, taking into account memberships on other boards of directors and other responsibilities.

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Candidates should have the desire to represent the interests of all stockholders.

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The Nominating and Governance Committee seeks to ensure that the membership of the Board of Directors and each committee of the Board of Directors satisfies all relevant Nasdaq rules, applicable laws and regulations, and all requirements of the Company’s governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills and experiences that are related to the Company’s business. The nature of the specific qualifications or skills that the Nominating and Governance Committee may look for in any particular director nominee depends on the qualifications and skills of the rest of the directors at the time of any vacancy on the Board of Directors.
Corporate governance materials
The following policies, charters, and other corporate governance materials are available on the “Investor Relations” page of the Company’s corporate website at https://investors.thebancorp.com/corporate-information/governance-documents/default.aspx:
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Code of Ethics and Business Conduct (the “Code of Business Conduct”) which applies to all of our employees and incorporates Additional Ethics Guidelines for Employees with Financial Reporting Responsibilities, applicable to our principal executive officer and senior financial officers;

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Corporate Governance Guidelines;

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Director Independence Standards;

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Insider Trading Policy; and

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Charters of the Audit Committee, the Compensation and Talent Committee, the Nominating and Governance Committee, and the Risk Committee.

In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of or incorporated by reference into this Proxy Statement. Copies of these documents are available, free of charge, upon written request to: The Bancorp, Inc., Attention: Investor Relations, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. The Company will satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver of, a provision of the Code of Business Conduct by posting such information on the Company’s website.

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Stockholder engagement
Values that drive engagement
We seek to actively engage with our stockholders and recognize the benefits of this interaction. We engage with stockholders throughout the year to:
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Provide visibility and transparency into our business, our performance, and our governance practices: Certain of the financial metrics and other targets utilized by the Company and Compensation and Talent Committee to assess performance and determine incentive compensation are described in our investor presentations which can be accessed at https://investors.thebancorp.com/presentations/default.aspx.

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Discuss with our stockholders the issues that are important to them, hear their expectations for us, and share our views: The Company’s CEO and CFO host quarterly earnings calls in which all stockholders may participate, and which include a question and answer session.

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Assess emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures, and help shape our practices: Notwithstanding approximately 97% approval for the advisory vote on compensation received at the Company’s 2025 annual meeting, executive management reached out to stockholders to provide input on executive compensation or any topic they wished to discuss. The Company’s Board of Directors and management value direct interaction and communication with stockholders. We encourage stockholder communication to discuss compensation or any other topics of importance.

How we engage
In addition to quarterly earnings calls in which all stockholders may participate, we provide institutional investors with many opportunities and events to provide feedback to our Board and senior management. We participate in:
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Formal events including industry and finance investor conferences;

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One-on-one sessions; and

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Group meetings throughout the year.

In 2025, senior management held more than 90 meetings and conference calls with Company stockholders and potential investors. The Company’s primary representatives in these interactions typically included a mix of the CEO, the respective CFO, Head of Fintech Solutions, and the Head of Credit Solutions. We use these meetings to obtain feedback regarding our business model, performance, corporate governance, compensation practices, and other investor topics.
Communications with the Board
Stockholders, employees, and others who wish to communicate with the Board of Directors may do so by sending their correspondence to The Bancorp, Inc., Attention: Corporate Secretary, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” All such letters must identify the author as a stockholder of the Company and clearly state the intended recipients, which may be the full Board or individual members of the Board. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The Corporate Secretary or the secretary of the designated Board committee may sort or summarize the communications as appropriate. The Corporate Secretary has been authorized to screen commercial solicitations and materials which pose security risks, are unrelated to the business or governance of the Company, or are otherwise inappropriate.
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Director compensation
The Compensation and Talent Committee also oversees an annual compensation evaluation of the Board of Directors. In 2025, the Committee engaged compensation consultant Pay Governance LLC to review and advise the Committee regarding non-employee director compensation levels. Based upon the review, the Compensation and Talent Committee recommended, and the Board approved, certain increases to director compensation to maintain competitive compensation relative to peers.
Effective January 1, 2025, non-employee directors’ annual equity grant in the form of restricted stock units (“RSUs”) increased from $90,000 to $125,000, and additional role-based compensation increased as follows: non-executive Board Chair compensation increased from $70,000 to $80,000; Audit Committee Chair and member compensation increased from $10,000 and $5,000 to $25,000 and $10,000, respectively; Risk Committee Chair and member compensation increased from $5,000 and $2,500 to $20,000 and $10,000, respectively; Compensation and Talent Committee Chair and member compensation increased from $5,000 and $2,500 to $16,000 and $8,000, respectively; and compensation for the Chairs and members of our other principal standing committees increased from $5,000 and $2,500 to $14,000 and $7,000, respectively. These were the first increases to the directors’ equity grants since 2020 and role-based compensation since 2022. Non-employee directors’ annual cash retainer remained unchanged at $75,000.
Director compensation table
The following table provides information concerning the compensation of the Company’s independent directors for 2025. The compensation of Mr. Kozlowski, the CEO of the Company and the President of the Bank, is not discussed in the Director Compensation Table; rather, his compensation is discussed in the Compensation Discussion and Analysis section given that Mr. Kozlowski is a named executive officer. Mr. Kozlowski does not receive any additional compensation for serving as a member of the Board of Directors.
Each independent director receives an annual cash retainer of $75,000 and additional fees for serving on committees as follows:
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The Audit Committee Chair receives $25,000 annually and members receive $10,000 annually;

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The Risk Committee Chair receives $20,000 annually and members receive $10,000 annually;

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The Compensation and Talent Committee Chair receives $16,000 annually and members receive $8,000 annually;

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All other standing committee chairs receive $14,000 annually and their respective committee members receive $7,000 annually; and

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Special or ad hoc committee chairs and members receive the same compensation as the Audit Committee, unless the Compensation and Talent Committee determines a higher or lower level of compensation is warranted to reasonably reflect the scope and demands of such committee’s responsibilities.

Annual compensation for committee work is only paid for committees that meet at least once during the applicable directorship term. Except for committee-related fees, directors may elect to take some or all of their annual cash compensation amounts in the form of stock awards.
The non-executive Board Chair receives an additional $80,000 per year. In addition to the $75,000 retainer, the committee-related fees, and Board Chair fees described above, the Board annually grants equity in the form of RSUs with a grant date market value of $125,000 to each independent director elected to the Board at the annual stockholder meeting in order to align the directors’ interests with other stockholders. Directors who join the Board subsequent to the annual stockholder meeting are given a pro-rata portion of the annual cash retainer and additional fees noted above, as applicable, but do not receive a pro-rata portion of the annual equity grant.
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Total ($)
Dwayne L. Allen	85,000	125,000	210,000
Todd J. Brockman	85,000	125,000	210,000
Matthew N. Cohn	114,000	125,000	239,000
Cheryl D. Creuzot	110,167	125,000	235,167
Hersh Kozlov(1)	17,000	200,000	217,000
William H. Lamb	105,000	125,000	230,000
James J. McEntee III(1)	108,000	200,000	308,000
Stephanie B. Mudick(1)	34,000	200,000	234,000
Mark E. Tryniski(1)	40,000	200,000	240,000

(1)
The values shown for stock awards in the Director Compensation Table reflect the grant date fair value of $51.79, which was the closing price of the Company’s stock on the RSU grant date, May 28, 2025. All values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Upon their election to the Board in May 2025, Mr. Kozlov, Mr. McEntee, Ms. Mudick, and Mr. Tryniski elected to take all of their annual cash retainer in the form of stock awards.

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Certain relationships and related party transactions
The Board of Directors has adopted a written Related Party Transactions Policy (the “RPT Policy”) regarding the review and approval, ratification or rejection of any “related party transactions,” or any transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company or any of its subsidiaries, was, is, or will be a participant, (ii) the amount of the transaction(s) exceeds $120,000, and (iii) in which a “related party” has or will have a direct or indirect material interest. Pursuant to the RPT Policy, all related party transactions, other than those falling into certain exempt categories because they do not present a direct or indirect material interest on the part of the related party, are presented to the Audit Committee for approval, ratification, or rejection. The Audit Committee may take into consideration any facts and circumstances it deems relevant in taking formal action to approve, ratify, or reject the related party transaction, including the nature of the related party’s relationship to the Company, the material facts of the proposed transaction, and whether the transaction would impact the judgment of a director or executive officer or their ability to act in the best interest of the Company.
The Bank has entered into a small number of lending-related transactions or other financial services transactions in the ordinary course of business with directors, executive officers, principal stockholders, and affiliates of such persons. All loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender. As of December 31, 2025, these loans were current as to principal and interest payments and did not involve more than normal risk of collectability or present other unfavorable features. As of December 31, 2025, outstanding loan balances for such related parties amounted to $4.8 million. Lending transactions and other financial services of this nature that are made in compliance with applicable law, including Regulation O of the Federal Reserve Board, do not require Audit Committee approval under the RPT Policy because they do not present a direct or indirect material interest on the part of the related parties involved.
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Non-director executive officers
Set forth below is information regarding the background of each of the Company’s executive officers who is not also a director. Background information for Mr. Kozlowski, the only executive officer who is a director nominee, can be found above under “Proposal 1. Election of Directors.”
Erika Caesar
Executive Vice President, General Counsel and Corporate Secretary

Erika Caesar, age 42, has served as General Counsel for The Bancorp since January 2025 and Corporate Secretary since March 2025. From October 2017 to January 2025, Ms. Caesar served as Assistant General Counsel for The Bancorp, advising on a wide range of legal, regulatory, strategic, and corporate governance matters. From 2019 to 2023, Ms. Caesar held the additional role of Chief Diversity Officer. From 2014 to 2017, Ms. Caesar was an associate in the national law firm Ballard Spahr LLP where she represented parties in complex corporate governance and commercial disputes. From 2008 to 2014, Ms. Caesar was an associate with Young Conaway Stargatt & Taylor, LLP, a prominent Delaware law firm, and handled broad-based commercial litigation matters. Ms. Caesar also has served as a Co-Chair of the Corporate and Securities Practice Area Network for the Association of Corporate Counsel’s Greater Philadelphia Chapter, Commissioner on the Delaware State Human Relations Commission, and Lecturer-in-Law at University of Pennsylvania Law School.

Dominic Canuso
Executive Vice President, Chief Financial Officer

Dominic C. Canuso, C.F.A., age 51, has served as Chief Financial Officer for The Bancorp since November 2025. Mr. Canuso has over 25 years of experience in banking and financial services. Mr. Canuso most recently served as Executive Vice President, Chief Financial Officer of Capital Bank from July 2024 to October 2025. Prior to joining Capital Bank, he served as Executive Vice President, Chief Financial Officer of WSFS Bank (“WSFS”) from June 2016 to August 2023, as well as the executive leader of WSFS’s Cash Connect division from January 2019 through August 2023. Mr. Canuso has also served in leadership roles at other companies, including Barclays Bank Delaware and Advanta Bank Corporation. In addition, Mr. Canuso serves on Nasdaq’s Listing and Hearing Review Council, a position he has held since April 2022. He is a Chartered Financial Analyst and holds an Executive MBA and B.S. in Business Administration from Villanova University.

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Mark Connolly
Executive Vice President, Head of Credit Solutions

Mark Connolly, age 58, joined The Bancorp in June 2016 and has served as Head of Credit Solutions since August 2025 and Chief Credit Officer since December 2019. From February 2017 to August 2025, Mr. Connolly served as Head of Credit Markets at the Bancorp. From 2013 to 2015, Mr. Connolly held a variety of senior management roles, including CFO, Head of Operations, and Head of Financial Services, at Tresata, Inc., a data analytics software company. Previously, from 2010 to 2012, Mr. Connolly served as Managing Director, Private Bank Head of Products, which included U.S. Lending, Mortgages, Banking, and Trust Services, at Morgan Stanley Wealth Management. Additionally, Mr. Connolly served as the Co-CEO/Chief Operating Officer of the U.S. Private Bank at Citi Global Wealth Management from 2009 to 2010 and served as the Head of U.S. Lending, Mortgages, Banking, and Trust Services at Citi Global Wealth Management from 2005 to 2010. Before joining Citigroup, Mr. Connolly also held a senior management position within Bank of America’s Corporate and Investment Bank from 1998 to 2005.

Gregor Garry
Executive Vice President, Chief Operating Officer

Gregor “Greg” Garry, age 42, has served as Chief Operating Officer for The Bancorp since July 2019. He has also served as the organization’s Deputy Chief Operating Officer, Chief Risk Officer, Chief Audit Executive, and Vice President of Internal Audit since joining The Bancorp in October 2014. From December 2009 to October 2014, he served as the Internal Audit Manager and in other capacities for The First National Bank in Sioux Falls, South Dakota. From July 2007 to December 2009, Mr. Garry was a Senior Management Consultant for Milo Belle Consultants. Mr. Garry is a Certified Internal Auditor, a Certified Fiduciary and Investment Risk Specialist, and holds a certification in Risk Management Assurance.

Ryan Harris
Executive Vice President, Head of Fintech Solutions

Ryan Harris, age 48, has served as the Head of Fintech Solutions for The Bancorp since November 2019, and as Co-Head of Fintech Solutions from November 2018 to November 2019. Prior to serving in these capacities, Mr. Harris served as the Head of Business Development for The Bancorp’s Payment Solutions Group from December 2007 to November 2018. From January 2006 to November 2007, he served as Senior Vice President of Business Development for the payment systems division of BankFirst, a subsidiary of Marshall BankFirst Corporation. From January 1999 to December 2005, Mr. Harris served in various capacities for both the credit card and prepaid card divisions of BankFirst. Mr. Harris started his career working in the credit card operations division for Citibank (South Dakota), N.A. in 1997.

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Jennifer F. Terry
Executive Vice President, Chief Human Resources Officer

Jennifer F. Terry, age 53, has served as Chief Human Resources Officer for The Bancorp since April 2018. Ms. Terry has over 20 years of experience in Human Resources (“HR”). Prior to joining The Bancorp, Ms. Terry served as TD Bank’s Vice President, Senior Manager of HR Operations and Delivery and held several senior management roles at Canon Business Process Services and Xerox, focusing on various aspects of HR, such as talent acquisition and management, and employee benefits. Ms. Terry holds multiple professional certifications, including Senior Professional in HR, Senior Certified Professional, and a certification in Strategic HR Leadership. Ms. Terry currently serves as a member of the board of trustees for The Philadelphia Orchestra and Ensemble Arts.

Maria Wainwright
Executive Vice President, Chief Marketing Officer

Maria Wainwright, age 48, has served as Chief Marketing Officer for The Bancorp since 2019. Prior to serving in this capacity, Ms. Wainwright held other roles at The Bancorp, including Head of Marketing and Public Relations in 2019, Head of Marketing from 2016 to 2018, and Creative Director from 2013 to 2016. In her role, she leads the strategic planning, development and execution of the marketing, internal and external communications, and branding divisions of the organization. With over 20 years of experience in the financial industry, Ms. Wainwright has held leadership positions at firms such as Delaware Investments and Lincoln Financial Group, where she served as Creative Director responsible for developing the overall corporate brand platform in various mediums.

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In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as implemented by Rule 14a-21(a) under the Exchange Act, and as a matter of good corporate governance, the Company is seeking a stockholder advisory vote on the compensation paid to its named executive officers as reported in this Proxy Statement.
We encourage stockholders to read the Compensation Discussion and Analysis portion of this Proxy Statement, which discusses the compensation program under which the Company’s named executive officers were compensated for fiscal year 2025. As described in the Compensation Discussion and Analysis, the Compensation and Talent Committee has developed an executive compensation program designed to align the long-term interests of the Company’s named executive officers with the long-term interests of its stockholders. At the Company’s 2025 annual meeting, approximately 97% of the votes cast approved the Company’s 2024 executive compensation program.
Advisory or non-binding effect of vote
Under the Dodd-Frank Act and related SEC rules, your vote on this resolution is advisory and non-binding. This means that the Board of Directors is not required by law to take any action in response to the stockholder vote. However, the Board of Directors values the Company’s stockholders’ opinions and intends to evaluate the results of the vote carefully when making future decisions regarding compensation of the named executive officers. The Company believes that providing its stockholders with an advisory vote on its executive compensation program will further enhance communication with stockholders, while also meeting the Company’s obligations under the Dodd-Frank Act and applicable SEC rules. The Board’s current policy is to hold this advisory vote each year, and we expect to hold the next advisory vote on executive compensation at the 2027 annual meeting of stockholders.
Resolution
The Board of Directors recommends that stockholders approve the following non-binding advisory resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for its 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
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Compensation
discussion and analysis
Named executive officers
In accordance with SEC rules, this Compensation Discussion and Analysis discusses material elements of compensation for the Company’s named executive officers (“NEOs”) for fiscal year 2025 and should be read in conjunction with the detailed tables and narrative descriptions under “Executive Compensation Tables.” The CFO transition along with other organizational changes resulted in the Company including nine NEOs for fiscal year 2025, including the CEO, three executives that served as Principal Financial Officer, three other most highly compensated executive officers that reported to the CEO at the end of the year, and two additional most highly compensated executives that reported to the CEO during the year and due to organizational changes did not at the end of the year (see below in “Changes in Executive Leadership”).
For fiscal year 2025, the NEOs were:

Damian M. Kozlowski Chief Executive Officer	Dominic C. Canuso Executive Vice President, Chief Financial Officer	Paul Frenkiel Former Executive Vice President, Chief Financial Officer	Martin Egan Managing Director, Chief Accounting Officer (Former Interim Chief Financial Officer)	Ryan Harris Executive Vice President, Head of Fintech Solutions	Greg Garry Executive Vice President, Chief Operating Officer	Mark Connolly Executive Vice President, Head of Credit Solutions	Jeff Nager Executive Vice President, Head of Commercial Lending	Olek DeRowe Executive Vice President, Head of Commercial Real Estate

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Changes in executive leadership
Paul Frenkiel retired from his position as the Company’s CFO on March 28, 2025. The Board appointed Martin Egan as Interim CFO and Chief Accounting Officer, effective as of March 28, 2025, while the Company continued to conduct its formal search for a successor CFO. Dominic C. Canuso was subsequently appointed as the Company’s CFO, effective November 3, 2025.
During 2025, the Company implemented organizational changes to enhance coordination across key operational and business functions and further align its internal structure with strategic priorities. As part of these changes, the Operations, Risk Management, and Information Technology functions were placed under the leadership of Greg Garry, Chief Operating Officer, with the Chief Information Officer reporting to Mr. Garry. The Company also organized its lending businesses into a newly formed Credit Solutions group. In connection with this change, Mark Connolly, formerly Executive Vice President, Head of Credit Markets, was appointed Executive Vice President, Head of Credit Solutions, and the leaders of the Institutional Banking, Real Estate Bridge Lending, and Commercial Lending business lines began reporting to Mr. Connolly.
Executive summary
The Compensation and Talent Committee (“Compensation Committee”) has established specific pay-for-performance goals with a significant percentage of the NEOs’ total compensation “at-risk” in the form of annual cash bonus and long-term equity incentives tied to company and stock performance emphasizing multi-year financial performance as the primary basis, and views cash bonuses and stock-based awards as both rewards for prior performance and incentives to achieve the following year and longer term financial and strategic goals.
For 2025 performance, Mr. Kozlowski was awarded an equity incentive in the amount of $5 million in RSUs. When determining CEO compensation, the Compensation Committee used a balanced scorecard approach and considered financial performance related to certain metrics, including return on assets (“ROA”), return on equity (“ROE”), net income, earnings per share (“EPS”), revenue growth, expense management, and stock price performance on an absolute and relative basis. The Compensation Committee also considered strategic goals related to platform growth, product expansion, risk management, and regulatory compliance, along with other strategic objectives. As further explained under “CEO Compensation Determination” below, the Compensation Committee determined that the Company’s financial performance, while short of internal expectations, demonstrated the Company was one of the best performing banks in the country and among our peer group. Additionally, the Compensation Committee also determined that all other stock performance, strategy, operational, and risk management goals were substantially met or exceeded.
The specific ROA, ROE, and other financial goals are derived from the Company’s financial plan. ROE and ROA have increased meaningfully over the years and position the Bank as a best-in-class financial performer relative to peers and industry averages. And while these metrics outperformed peers and the industry again in 2025, performance fell slightly short of plan due to near term factors including the interest rate environment, timing of partner program and product launches, along with some elevated expenses related to specific in-year events. The long-term momentum and performance potential of the Bank continued to expand.
Net income has increased 75% from 2022 through 2025. Consumer credit fintech fees, deposits, and loan balances increased in 2025, and consistently over the four-year period. Our stock price increased from $52.63 on December 31, 2024 to $67.52 on December 31, 2025, reflecting an annual increase of 28% in 2025, and from $25.31 on December 31, 2021 to $67.52 on December 31, 2025, reflecting an increase of 167% over the four-year period.
Over these periods, a significant percentage of total compensation has been awarded to our NEOs in the form of equity incentives to align management’s interests with those of stockholders. The Compensation Committee believes that its multi-year assessments and focusing the Company’s incentive program on long-term equity grants assists in managing performance and risk over the longer term.
Compensation philosophy, objectives, and elements
The Company’s compensation practices are intended to motivate, reward, attract, and retain talented and experienced executive officers, and support the Company’s leadership succession plan. The policies are also intended to align the Company’s compensation costs relative to the Company’s financial performance. The Compensation Committee’s philosophy is that an appropriate compensation program should provide motivation to executive officers, align compensation with stockholder interests, incentivize executives to manage to the Company’s risk tolerances, and effectively manage compensation costs.
The Company’s executive compensation program consists of three elements to compensate and motivate its executive officers in line with the Compensation Committee’s objectives described above:
•
Base salary;

•
Annual cash bonuses; and

•
Long-term equity incentives in the form of RSUs.

Generally, the Compensation Committee annually reviews the mix of short-term and longer-term incentives. The Committee’s guideline is to set base compensation at competitive levels to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. The mix of short-term and longer-term incentives is generally reviewed annually by the Compensation Committee and the Compensation Committee maintains discretion in managing compensation mix instead of establishing set percentages of mix. As discussed in “Determination of Compensation Amounts” below, the Company provides cash compensation in the form of base salary to meet competitive
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salary norms. Annual cash bonuses provide a shorter-term incentive which aligns with competitive norms, while also acknowledging and motivating the achievement of individual goals. The Company also provides non-cash equity compensation to align executive compensation with stockholder interests and the Company’s long-term strategic goals.
Compensation practices
We utilize sound governance and enterprise-wide risk management practices that align with our compensation objectives and support good governance. Under “Executive Compensation Highlights” above, we summarize certain practices we have implemented to drive performance and those we have not because we believe they would not serve our stockholders’ long-term interests.
Compensation process and methodology
Role of the Compensation Committee. The Compensation Committee ordinarily determines compensation amounts for individual NEOs for 12-month periods. The CEO, who serves as our Principal Executive Officer (“PEO”), provides the Compensation Committee with input regarding key elements of both the Company’s and the other NEOs’ performance, as well as recommendations to assist it in determining compensation levels for NEOs (other than the CEO). The Compensation Committee reviews the Company’s performance in detail during the fourth quarter of each year, and after year-end determines the amount of equity awards and cash bonuses, if any, that should be awarded at its discretion. Cash bonuses have generally been paid and equity awards generally made in the first quarter of the following year. Such incentive compensation is based on sustained, multi-year financial performance and is intended to motivate future performance to achieve the Company’s financial and strategic goals. Along with the full Board, the Compensation Committee compares financial performance to the financial plan, along with other strategic and operations goals on a quarterly basis.
Role of the Independent Compensation Consultant. In fiscal year 2025, the Compensation Committee utilized the compensation consulting firm of Pay Governance LLC (“Pay Governance”) to advise on various matters related to our executive and director compensation. Specifically, in 2025, Pay Governance reviewed our compensation peer group to ensure it was relevant for competitive analyses of executive and director pay, conducted a compensation risk assessment to ensure our compensation practices and programs do not encourage behaviors that create material risk for the Company, provided counsel regarding non-employee director compensation, compensation practices, and executive compensation trends. Pay Governance is hired by, and reports directly to, the Compensation Committee and did not provide any other services to the Company in fiscal year 2025.
In engaging Pay Governance in fiscal year 2025, the Compensation Committee determined that Pay Governance was independent in accordance with SEC rules and that its work did not raise any conflict of interest.
Benchmarking. The Compensation Committee benchmarks the CEO’s compensation to a peer group of banking institutions based upon its review of financial statements and other publicly available data. The peer group for fiscal year 2025, comprised of 18 banking institutions, is listed below. In establishing the peer group, the Compensation Committee considers the level of these institutions’ total assets and their regional location, as well as whether they offer certain specialized banking products. Publicly available compensation information from these peers is utilized in setting CEO compensation. As to NEOs other than the CEO, the Compensation Committee utilizes peer compensation information drawn from regional and community banks as supplied by McLagan, a company which maintains related salary databases. Although considerable knowledge about the competitiveness of the Company’s compensation programs is gained through the benchmarking process, the Compensation Committee recognizes that each financial institution is unique and that significant differences in executive compensation practices exist. The Compensation Committee also considers the added complexity and earnings stream resulting from our Fintech businesses and unique product offerings by our Company. For instance, while certain members of the peer group may engage in some portions of our product offerings, there are no competitors that offer the full suite of products and services provided by our Company. While the Compensation Committee considered compensation information in the whole peer group, it concluded that the following banks had the most comparable lines of business and related complexities and would be the most relevant: Axos Financial, Inc., Green Dot Corporation, Live Oak Bancshares Inc., and Pathward Financial, Inc.
Fiscal year 2025 peer group(a)
Axos Financial, Inc.	MoneyLion Inc.
Brookline Bancorp Inc.	Pathward Financial, Inc.
ConnectOne Bancorp, Inc.	ServisFirst Bancshares, Inc.
Customers Bancorp, Inc.	Stock Yards Bancorp, Inc.
First Commonwealth Financial Corp.	Tompkins Financial Corporation
Flushing Financial Corp.	Triumph Bancorp, Inc.
Green Dot Corporation	Univest Corp. of Pennsylvania
Live Oak Bancshares Inc.	Upstart Holdings, Inc.
Metropolitan Bank Holding Corp.	Washington Trust Bancorp, Inc.

(a)
No modifications were made to the Company’s peers for fiscal year 2025. However, reflecting a review of our peer group by Pay Governance, the Committee has added Q2 Holdings, Inc., WEX Inc., Marqeta, Inc., Merchants Bancorp, and Coastal Financial Corporation, and removed MoneyLion Inc., Tompkins Financial Corporation, Univest Corp. of Pennsylvania, and Washington Trust Bancorp, Inc. for the fiscal year 2026 peer group. The five new peers for 2026 were added because their business segments or operations are more comparable to those of the Company. These new peers consist of fintech, embedded finance, or program management companies and technology-forward banking-as-a-service and payments financial institutions. The peers removed for 2026 were either acquired or are smaller, traditional regional banks without significant fintech business differentiators.

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The median asset size of the peer group was approximately $8.7 billion at December 31, 2025, and the Company’s asset size at December 31, 2025 was $9.4 billion. The median revenue of the peer group for 2025 was $470 million, and the Company’s revenues for 2025 were $704 million. In determining the peer group, the asset size range was set with a minimum asset size of $5 billion, and the maximum asset size was $25 billion. The complexities of the Company’s niche businesses support comparability with entities with a larger asset size.
NEO compensation determinations for fiscal year 2025 performance
The chart below summarizes the specific elements of the Company’s fiscal year 2025 compensation program for each NEO and shows the percentage of total compensation comprised of each individual component — base salary, cash bonus, and long-term equity award.
Name	Principal position	Base salary ($)	Base salary %	Cash bonus ($)	Cash bonus %	Long-term equity award(1) ($)	Long- term equity award %	Total ($)
Damian M. Kozlowski	Chief Executive Officer	1,000,000	17	—	—	5,000,000	83	6,000,000
Dominic C. Canuso(2)	EVP, Chief Financial Officer	67,308	7	250,000	27	600,000	66	917,308
Paul Frenkiel(3)	Former EVP, Chief Financial Officer	134,615	100	—	—	—	—	134,615
Martin Egan(4)	MD, Chief Accounting Officer	369,231	54	—	—	318,750	46	687,981
Ryan Harris	EVP, Head of Fintech Solutions	500,000	17	—	—	2,500,000	83	3,000,000
Greg Garry	EVP, Chief Operating Officer	500,000	24	—	—	1,562,500	76	2,062,500
Mark Connolly	EVP, Head of Credit Solutions	500,000	29	—	—	1,250,000	71	1,750,000
Olek DeRowe	EVP, Head of Commercial Real Estate	400,000	23	—	—	1,375,000	77	1,775,000
Jeff Nager	EVP, Head of Commercial Lending	500,000	29	—	—	1,250,000	71	1,750,000

(1)
Long-term equity awards for fiscal year 2025 performance are granted in the first quarter of fiscal year 2026.

(2)
Mr. Canuso joined the Company on November 3, 2025 with a base salary of $500,000.

(3)
Mr. Frenkiel retired on March 28, 2025, subsequent to the end of fiscal year 2024. Mr. Frenkiel was paid $250,000 in 2025 for consulting fees post-termination.

(4)
Mr. Egan served as Interim CFO after Mr. Frenkiel’s retirement and before Mr. Canuso joined the Company.

Determination of compensation amounts
Base Salary. The Company believes that it is important to maintain a competitive compensation structure to retain qualified executive officers, which includes base salary consistent with similarly situated executives at similarly sized banking institutions. The Company believes that a key objective of its salary structure is to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive level, considering the Company’s and the individual’s performance. Base salaries are generally reviewed annually by the Compensation Committee, as described under “Compensation Process and Methodology” above. Any change in base salary is normally determined after considering:
•
The executive’s total itemized compensation for the prior year;

•
The executive’s current base pay position relative to certain of our peer banks;

•
The Company’s performance and the individual’s contribution to that performance for a sustained period; and

•
The impact of the complexity of certain of the Company’s payments and specialized lending businesses on the individual’s responsibilities.

As noted previously, the Compensation Committee utilizes peer data to benchmark compensation. With respect to CEO base salary compensation, the Compensation Committee evaluated the range of CEO base salary compensation and total CEO compensation for the Company’s four most comparable peers (Axos, Green Dot, Pathward, and Live Oak) for 2024. The range of CEO base salary compensation for those peers was $515,000 to $818,000, and the total CEO compensation for those peers ranged from $845,000 to $11.7 million. Mr. Kozlowski’s base salary was consistent with 2024 at $1.0 million.
For fiscal year 2024, the peer data utilized for NEOs other than the CEO was drawn from regional and community banks and provided by McLagan. For all NEOs other than the CEO, base salary compensation fell within the 47th to 98th percentile of the peer range. Consistent with the CEO, non-PEO NEO’s 2025 base salaries were held consistent with 2024. Mr. Egan’s base salary was commensurate for his primary role as Chief Accounting Officer and he was compensated for his additional contributions as Interim CFO through variable compensation. Mr. Canuso joined the Company on November 3, 2025 with a base salary of $500,000 consistent with Mr. Frenkiel’s 2024 base.
Cash Bonus. In evaluating possible annual cash bonuses, the Compensation Committee primarily focuses on the sustained contributions made to the Company by each NEO. The CEO makes recommendations to the Compensation Committee with respect to annual bonuses for the
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other NEOs, based on their respective sustained contributions to the performance of their respective divisions or business line. While the Compensation Committee examines pre-established goals in determining whether to pay a cash bonus to any NEO and the amount of such bonus, the Compensation Committee has determined it is in the Company’s best interest to retain full discretion with respect to these cash bonuses to retain flexibility. For 2025, the Compensation Committee determined to pay all variable compensation in equity to further align executives with stockholders and to increase executive ownership, other than a pre-negotiated cash bonus for Mr. Canuso associated with joining the Company.
Long-Term Equity Incentive Compensation. Long-term equity incentives were provided to NEOs in fiscal year 2025 through the Company’s 2024 Equity Incentive Plan. The 2024 Equity Incentive Plan permits the grant of stock options, restricted stock awards, stock appreciation rights, and RSUs. Awards under the 2024 Equity Incentive Plan are granted based on the Company’s financial performance, each NEO’s contributions to the Company’s overall performance, and each NEO’s performance and contributions to their individual division or business line’s goals. Overall, the objective of long-term equity incentive compensation awards is to align NEOs’ interests with our stockholders. In addition, RSUs are generally utilized as the Compensation Committee believes they are an effective retention tool, since there is a specified three-year vesting period. The criteria utilized to determine the value of equity compensation awarded to each NEO is consistent with the approach for “Cash Bonus.” In 2025, the percentage of equity awarded compared to total salary and incentive compensation was 83% for Mr. Kozlowski. Since 2019, a significant amount of compensation for Mr. Kozlowski has been awarded in the form of variable compensation. For non-PEO NEOs, the percentage of equity awards to total salary and incentive compensation ranged from 46% to 83%.
The chart below summarizes the percentage cash bonus or long-term equity compensation for NEOs for fiscal year 2025 as it relates to each NEO’s base salary.
Name	Principal position	Base salary ($)	Cash bonus ($)	% Of base salary	Long-term equity award ($)	% Of base salary
Damian M. Kozlowski(1)	Chief Executive Officer	1,000,000	—	—	5,000,000	500%
Dominic C. Canuso(2)	EVP, Chief Financial Officer	67,308	250,000	371%	600,000	891%
Paul Frenkiel(3)	Former EVP, Chief Financial Officer	134,615	—	—	—	—
Martin Egan(4)	MD, Chief Accounting Officer	369,231	—	—	318,750	86%
Ryan Harris	EVP, Head of Fintech Solutions	500,000	—	—	2,500,000	500%
Greg Garry	EVP, Chief Operating Officer	500,000	—	—	1,562,500	313%
Mark Connolly	EVP, Head of Credit Solutions	500,000	—	—	1,250,000	250%
Olek DeRowe	EVP, Head of Commercial Real Estate	400,000	—	—	1,375,000	344%
Jeff Nager	EVP, Head of Commercial Lending	500,000	—	—	1,250,000	250%

(1)
See “CEO Compensation Determination” below for information regarding the performance goals related to Mr. Kozlowski’s compensation for fiscal year 2025.

(2)
Mr. Canuso joined the Company in November 2025 at a base salary of $500,000. Mr. Canuso’s cash bonus and equity awards were agreed upon to join the Company and to compensate for equity at risk in departing his previous employer.

(3)
Mr. Frenkiel retired from the Company in March 2025. Mr. Frenkiel was paid $250,000 post-retirement in a transitory advisor capacity.

(4)
Mr. Egan served as Interim CFO after Mr. Frenkiel’s retirement and before Mr. Canuso joined the Company.

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CEO compensation determination
The following factors impact the Compensation Committee’s determination of the amounts of cash bonus and equity awards for pay-for-performance for the CEO:
1.   Sustaining financial performance validated by pre-established financial goals
In determining the CEO’s compensation, the Compensation Committee considers specific, pre-set financial goals and monitors the Company’s financial performance. These goals were generally exceeded in fiscal years 2025 through 2023 and prior years. The specific ROA and ROE goals are derived from the Company’s financial plan and multi-year periods are considered. In 2025, budgeted respective ROE and ROA of 31% and 2.8%, respectively, compared to actuals of 28.9% and 2.54%. Factors resulting in the lower ROA included the interest rate environment and timing of partner program and product launches, along with some elevated expenses related to specific in-year events. In 2025, net income had increased to $228 million, from $218 million in 2024 and $192 million in 2023, reflecting a 19% increase over that period.
In addition to the improvements in income noted above, other financial highlights are as follows:
•
The payments business expansion as measured in fees and deposits exceeded growth projections. Payments deposits in the fourth quarter of 2025 averaged $7.23 billion, or 4% higher than the comparable prior year quarter. Prepaid, debit card, and related fees for 2025, 2024, and 2023 amounted to $103.5 million, $97.4 million, and $89.4 million, respectively, reflecting a 16% increase over that period. ACH, card, and other payment fees increased from $9.8 million to $21.0 million over that period, or an increase of 114% over that period.

•
At December 31, 2025, 2024, and 2023, total SBL balances amounted to $1.1 billion, $987 million, and $896 million, respectively, reflecting a 22% increase over that period.

•
At December 31, 2025, 2024, and 2023, total loan balances amounted to $7.12 billion, $6.11 billion, and $5.36 billion, respectively, reflecting growth of 33% over that period, notwithstanding paydowns of rate sensitive IBLOC and SBLOC loans. However, the rate sensitivity of SBLOC and IBLOC resulted in an increase in yield and net interest income which more than offset the impact of principal reductions.

•
The net interest margins for 2025, 2024, and 2023, were 4.31%, 4.85%, and 4.95%, respectively, representing a decrease of 0.6% over that period.

•
The average rate on deposits for 2025, 2024, and 2023 was 2.06%, 2.37%, and 2.32%, respectively.

•
Diluted earnings per share of $4.92 for 2025 was 15% higher than the $4.29 for 2024, which was 23% higher than the $3.49 for 2023, reflecting a 41% increase over that period.

In addition to 2025 performance, the Compensation Committee also considered the sustainability of the Company’s financial performance under the CEO’s leadership when determining 2025 compensation. In 2025, approximately 83% of total CEO compensation was comprised of equity incentive compensation for the strong performance in 2025 and achieving and exceeding pre-established goals for a multi-year period. The Compensation Committee also considered the level of cash bonus as a percentage of base salary. For the CEO, the 2025 cash bonus was $0 compared to $1.5 million in 2024, to further align the CEO with stockholders and the long-term performance of the Company. Accordingly, most of the CEO compensation is “at risk” as it is dependent on the achievement of financial performance and other goals. The “Balanced Scorecard: CEO Performance Matrix” below summarizes the goals for incentive at-risk compensation.
2.   Forward-looking considerations
In addition to achieving specific pay-for-performance goals and sustained financial performance, the Compensation Committee considers both the cash bonus and equity awards as forward-looking incentives that motivate further progress toward the following year and the long-term financial goals set by the Board. Financial goals include ROA and ROE, among other performance metrics. As prior period financial performance goals were achieved, the Company increased future financial performance goals to motivate the CEO to continue to increase stockholder value. In 2025, the at-risk components of the CEO’s total compensation consisted of equity awards totaling $5 million, or 83% of total compensation. The CEO’s base salary of $1 million comprised approximately 17% of total compensation.
The Compensation Committee believes that its forward-looking approach of providing cash bonus and equity awards to motivate future performance has been validated by the strong and continuously improving financial results since Mr. Kozlowski’s tenure began in 2016. The Compensation Committee also believes that its consideration of multi-year historical performance, rather than a focus on any single year, has contributed to the steady increase and broad-based improvements in financial performance measures.
3.   Peer comparison
The Company’s peer group for compensation paid or awarded in 2025 is detailed under “Compensation Process and Methodology” and consists of 18 peers. Peer averages for ROA, ROE, net interest margin, and stockholder return were exceeded.
The Compensation Committee considered the CEO compensation of Axos, Green Dot, Live Oak, and Pathward, which is the group considered the Company’s most comparable peers. In 2024, the total CEO compensation for those peers respectively amounted to $11.7 million, $8.1 million, $845,000, and $4.3 million. For his 2024 performance, Mr. Kozlowski’s total compensation award was $6.0 million and for his 2025 performance,
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total awarded compensation for Mr. Kozlowski was $6.0 million. The Compensation Committee considers average compensation over a multi-year period. Thus, Mr. Kozlowski’s average awarded compensation was $6.0 million for the two years 2025 and 2024, and $5.9 million for the three years 2025, 2024, and 2023.
4.   Strategic agenda goals
In addition to pre-established financial goals and related performance comparisons with peer groups, the Board pre-established other goals in the form of a strategic agenda. The strategic agenda included specific strategic objectives. Those goals are shown in footnote (b) to the “Balanced Scorecard: CEO Performance Matrix.”
5.   Risk considerations
The Compensation Committee viewed the Board’s financial and other goals in tandem with the institution’s risk appetite and considered it as part of a balanced scorecard approach. Upon review, the Compensation Committee determined that risk had been appropriately managed, while financial performance continues to significantly improve. The Compensation Committee’s consideration of risk includes credit, compliance and regulatory risks, and other risks managed under the Company’s enterprise risk management framework, which are monitored by the Board of Directors. All factors above supported the compensation level awarded to the CEO.
Balanced scorecard: CEO performance matrix
An analysis of the metrics and other criteria used by the Compensation Committee in determining CEO compensation for fiscal year 2025 is as follows.
	Pre-established goals for incentive compensation	Did not meet	Substantially met	Exceeded
Financial & Strategic Performance	Financial Metrics to Budget(a)	✓
	Strategic Agenda(b)			✓
	Integrated Business Plan(c)			✓
Stock Performance	Competitor Peer Group(d)			✓
	Nasdaq Bank Index(d)			✓
	KBW Bank Index(d)			✓
Operating Platform and Enterprise Risk Management	Credit Risk Management(e)		✓
	Compliance and Risk Management(f)			✓
	Operating Platform(f)		✓

(a)
Financial Metrics to Budget: The specific ROA and ROE goals are derived from the Company’s budget, and multi-year periods are considered, reflecting achievement of the pre-set ROA and ROE goals as follows. In 2021, budgeted respective ROE and ROA of 16% and 1.6% compared to actuals of 18% and 1.7%. In 2022, budgeted respective ROE and ROA of 18% and 1.7% compared to actuals of 19% and 1.8%. In 2023, budgeted respective ROE and ROA of 23.1% and 2.36% compared to actuals of 25.6% and 2.59%. In 2024, budgeted respective ROE and ROA of 27.7% and 3.1% compared to actuals of 27.2% and 2.71%. In 2025, budgeted respective ROE and ROA of 31% and 2.8% compared to actuals of 28.9% and 2.54%. Factors resulting in the lower ROA included the interest rate environment, timing of partner program and product launches, along with some elevated expenses related to specific in-year events.

(b)
Strategic Agenda: Strategic agenda achievements included (i) progress in expanding credit sponsorship products, increasing mix of balance sheet, and signing new partners, (ii) operating platform enhancements, (iii) significant payments volume and fee growth, (iv) internal launch of new brand in 2025 with public launch in early 2026, and (v) creation of AI roadmap and implementation of initial AI solutions in financial crimes risk management.

(c)
Integrated Business Plan Objectives: As part of the budget process, each line of business established goals which supported the attainment of company-wide financial goals as detailed previously. Actual results are compared to each line of business’s pre-established goals and reported to the Board of Directors quarterly. The specific line of business goals were concluded to have been exceeded overall.

(d)
Stock Performance: Since December 31, 2022, through November 24, 2025, the Company’s stock performance exceeded its designated peer group banks consisting of Axos, Green Dot, Live Oak, and Pathward, and exceeded both the Dow Jones U.S. Bank Index and the KBW Bank Index. While the Company’s stock increased 123% over that period, those peers and the Nasdaq Bank index both increased 46% while the KRE Regional Bank index increased 5%.

(e)
Credit Risk Management: Credit risk was deemed to substantially meet targets as the Bank achieved significant reductions in criticized assets across the loan portfolio and REBL, and Asset Coverage decreased meaningfully.

(f)
Compliance Risk Management and Operating Platform: The Board of Directors monitors compliance issues on an ongoing basis. Significant multi-year achievement with regard to meeting regulatory requirements, and expanding systems proactively warranted an exceeded rating. The operating platform, including compliance infrastructure, continued to be enhanced and made more efficient and scalable.

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A graphic representation of income before taxes, in thousands, shows the increases in income for the periods shown.
The following chart compares actual ROE to total CEO compensation as reported in the Summary Compensation Table. ROE (and ROA) pre-set goals were either achieved or exceeded in nearly all periods. Rather than focus on total compensation for any single year, the Compensation Committee evaluates compensation to be paid over multiple year periods.
Compensation risk analysis
As a financial holding company regulated by the Federal Reserve Bank, which has a subsidiary bank regulated by the Office of the Comptroller of the Currency, the Company adheres to defined risk guidelines, practices, and controls to ensure the safety and soundness of the institution. The Company’s management and Board of Directors conduct regular reviews of its business to ensure that it is operating within appropriate regulatory guidelines and with appropriate practices, supplemented by its internal audit function.
On an annual basis, the Compensation Committee reviews the Company’s compensation practices to determine that (1) base salaries are appropriately competitive in light of overall compensation, (2) the Company’s use of equity grants provides appropriate long-term incentives, (3) the Company offers an appropriate mix of cash and equity compensation to facilitate the alignment of the interests of the Company’s senior executives with those of the Company and its stockholders, and (4) cash bonuses are balanced with other compensation to incent financial performance and safety and soundness while managing compensation expense. In light of regulatory guidelines, the ultimate goal of the review is to assess the design, governance, policies, and procedures of the Company’s compensation structure to ensure that, as designed and executed, it does not motivate excessive risk-taking that could have a material adverse impact on the long-term value of the Company.
In 2025, the Compensation Committee conducted its compensation risk review with the assistance of Pay Governance. After completing its review, the Compensation Committee concluded that the Company’s compensation policies and programs do not motivate or encourage unnecessary or excessive risk-taking. The Company will continue to review and monitor its compensation practices to ensure that they continue to not motivate excessive risk-taking that could adversely impact the long-term value of the Company.
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Stockholder input and Company actions
The Company’s executive management meets with stockholders to discuss strategic and financial performance and obtain feedback on matters of interest to stockholders, including executive compensation. In 2025, the CEO, the respective CFO, and the Bank’s Head of Fintech Solutions, and Head of Credit Solutions were the Company’s primary representatives in these discussions. Stockholders did not raise any significant compensation-related concerns in 2025.
Policies and practices related to the grant of certain equity awards
Equity awards are discretionary and generally granted to employees, including executive officers, in accordance with a predetermined schedule. As part of its annual performance and compensation review process, the Compensation Committee reviews incentive compensation amounts for all eligible employees in the last quarter of the applicable fiscal year, and approves them in the first quarter of the following year. Equity awards are granted in the first quarter following the applicable fiscal year in accordance with long-standing practice. The Compensation Committee has not recently granted stock options to any employee, except the Company’s CEO, and does not grant stock appreciation rights to any employee. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Compensation clawback policies
Effective December 1, 2023, the Board adopted an Executive Compensation Clawback Policy (the “Mandatory Clawback Policy”), based upon the recommendation of the Compensation Committee. The Mandatory Clawback Policy is designed to comply with Section 10D of the Exchange Act, the rules promulgated thereunder and applicable Nasdaq listing standards and applies to current and former Executive Officers (as defined in the Mandatory Clawback Policy). Pursuant to the Mandatory Clawback Policy, in the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under applicable securities laws, the Company will recover erroneously awarded Incentive-Based Compensation (as defined in the Mandatory Clawback Policy) from its Executive Officers. The Mandatory Clawback Policy was filed with the SEC on February 29, 2024 as Exhibit 97.0 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Effective December 18, 2024, the Board adopted a General Compensation Clawback Policy (the “Discretionary Clawback Policy”) applicable to all executive officers and employees with the title of Vice President or above. Pursuant to the Discretionary Clawback Policy, the Company may recover incentive-based and other compensation, excluding salary, from such executive officers and employees in the event they cause or contribute to an accounting restatement or engage in misconduct.
Stock ownership guidelines
In order to align the interests of the Company’s executive officers and directors with those of the Company’s stockholders, the Board has adopted minimum stock ownership requirements as outlined in the Company’s Corporate Governance Guidelines. Prior to 2025, each non-employee director was required to own two times his or her annual fees in Common Stock and the CEO was required to own three times his or her annual salary in Common Stock. In 2025, the Compensation Committee reviewed our stock ownership requirements relative to the Company’s peers. To better align with peer levels and other stockholders’ interests, the Board increased the minimum stock ownership requirements for non-employee directors and the CEO, and established a minimum stock ownership requirement for executive leadership team members other than the CEO. Non-employee directors are each required to own five times their annual cash retainer in Common Stock, the CEO is required to own five times his or her annual base salary in Common Stock, and executive leadership team members other than the CEO are each required to own two times his or her annual base salary in Common Stock. Current and newly appointed or elected officers and directors have up to five years to achieve compliance. As of December 31, 2025, all of our directors and executive officers met the stock ownership requirements or have not reached the deadline to achieve compliance.
Insider Trading Policy and anti-hedging policy
The Company’s Insider Trading Policy applies to all employees, directors, and officers of the Company and its subsidiaries. Under the Insider Trading Policy, transactions in puts, calls, or other derivative securities involving the Company’s equity securities, as well as hedging transactions involving the Company’s equity securities, such as collars and forward sale contracts, are prohibited. The Insider Trading Policy can be found on the Company’s corporate website at https://investors.thebancorp.com/corporate-information/governance-documents/default.aspx.
Tax and accounting considerations
Section 162(m) of the Internal Revenue Code generally limits deductibility of compensation that a publicly traded company pays to certain “covered employees,” up to $1 million per year. Covered employees for this purpose include the Company’s Chief Executive Officer, Chief Financial Officer, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key employees.

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The compensation that we pay to our executive officers is expensed in our financial statements as required by U.S. generally accepted accounting principles (“GAAP”). As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Stock-based compensation is accounted for as required under FASB ASC Topic 718. Timing of equity compensation is at the discretion of the Compensation Committee, and is generally granted in the first quarter of each year, as described above.
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Compensation Committee Report
The Compensation and Talent Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement and has discussed it with management. Based on its review and discussions with management, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
William H. Lamb, Chair
Matthew N. Cohn
Mark E. Tryniski

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Executive compensation tables
Summary compensation table
The following table provides information concerning total compensation earned by or paid to the NEOs for the years ended December 31, 2025, 2024, and 2023.
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Award(4) ($)	Option Award(5) ($)	All Other Compensation(6) ($)	Total ($)
Damian M. Kozlowski Chief Executive Officer	2025	1,000,000	—	2,500,000	1,000,000	28,622	4,528,622
	2024	1,000,000	1,500,000	4,000,000	1,000,000	23,916	7,523,916
	2023	750,000	—	1,000,000	1,000,000	26,593	2,776,593
Dominic C. Canuso(1) EVP, Chief Financial Officer	2025	67,308	250,000	—	—	1,336	318,644
	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—
Paul Frenkiel(2) Former EVP, Chief Financial Officer	2025	134,615	—	700,000	—	11,476	846,091
	2024	500,000	—	450,000	—	34,948	984,948
	2023	400,000	150,000	750,000	—	34,481	1,334,481
Martin Egan(3) MD, Chief Accounting Officer	2025	369,231	—	200,000	—	15,076	584,307
	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—
Ryan Harris EVP, Head of Fintech Solutions	2025	500,000	—	2,000,000	—	11,460	2,511,460
	2024	500,000	—	1,125,000	—	11,310	1,636,310
	2023	400,000	375,000	1,562,500	—	20,593	2,358,093
Greg Garry EVP, Chief Operating Officer	2025	500,000	—	1,250,000	—	28,095	1,778,095
	2024	500,000	—	750,000	—	27,322	1,277,322
	2023	400,000	250,000	1,250,000	—	26,749	1,926,749
Mark Connolly EVP, Head of Credit Solutions	2025	500,000	—	1,000,000	—	7,440	1,507,440
	2024	500,000	—	750,000	—	23,118	1,273,118
	2023	400,000	250,000	1,250,000	—	20,190	1,920,190
Olek DeRowe EVP, Head of Commercial Real Estate	2025	400,000	—	1,200,000	—	11,460	1,611,460
	2024	400,000	—	900,000	—	11,220	1,311,220
	2023	400,000	300,000	1,500,000	—	10,770	2,210,770
Jeff Nager EVP, Head of Commercial Lending	2025	500,000	—	1,100,000	—	9,966	1,609,966
	2024	500,000	—	825,000	—	10,508	1,335,508
	2023	400,000	275,000	1,250,000	—	9,580	1,934,580

(1)
Mr. Canuso joined the Company on November 3, 2025 with a base salary of $500,000.

(2)
Mr. Frenkiel retired on March 28, 2025.

(3)
Mr. Egan served as Interim CFO after Mr. Frenkiel’s retirement and before Mr. Canuso joined the Company.

(4)
Reflects the aggregate grant date fair value of stock awards granted in accordance with FASB ASC Topic 718. The values of stock awards were determined by multiplying the grant date closing price of the Common Stock, by the number of shares granted. The assumptions utilized in determining the fair value of stock awards are described in footnote M to the annual financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025. Equity awards for the applicable fiscal years are granted in the first quarter of the following fiscal year.

(5)
Reflects the aggregate grant date fair value of stock options granted in accordance with FASB ASC Topic 718. The assumptions utilized in determining the fair value of stock options are described in footnote M to the annual financial statements included in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2025. Equity awards for the applicable fiscal years are granted in the first quarter of the following fiscal year.

(6)
Represents the aggregate dollar amount of perquisites and other personal benefits, which in 2025 were comprised of contributions to the NEOs’ 401(k) savings plans, insurance premiums paid on behalf of the NEOs, financial services provided to the NEOs, and auto allowances. In 2025, Mr. Kozlowski received $16,725 of financial services related benefits, Mr. Frenkiel received $3,352, Mr. Egan received $5,000 and Mr. Garry received $16,725 of such benefits. Mr. Kozlowski also received $10,019 in matching contributions for the 401(k) savings plan, while Mr. Canuso received $1,157, Mr. Frenkiel received $4,872, Mr. Egan received $8,842, Messrs. Harris, Garry and DeRowe each received $10,500, Mr. Connolly received $5,976 and Mr. Nager received $8,862 in such contributions.

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Grants of plan-based awards table
The following table provides information concerning grants of plan-based awards made to the NEOs during fiscal year 2025.
Name	Grant date	All other stock awards: number of shares of stock or units(1) (#)	All other option awards: number of securities underlying options(2) (#)	Exercise price of stock options(2) ($/share)	Closing price on date of grant ($/share)	Grant date fair value of stock and option awards(3) ($)
Damian M. Kozlowski	02/10/25	41,493	32,624	60.25	60.25	3,500,000
Dominic C. Canuso	—	—	—	—	—	—
Paul Frenkiel	02/10/25	11,618	—	—	60.25	700,000
Martin Egan	02/10/25	2,771	—	—	60.25	167,000
Ryan Harris	02/10/25	33,195	—	—	60.25	2,000,000
Mark Connolly	02/10/25	16,597	—	—	60.25	1,000,000
Greg Garry	02/10/25	20,746	—	—	60.25	1,250,000
Olek DeRowe	02/10/25	19,917	—	—	60.25	1,200,000
Jeff Nager	02/10/25	18,257	—	—	60.25	1,100,000

(1)
These stock awards vest over a period of three years from grant date, with one third vesting on each grant anniversary date. Due to Mr. Frenkiel’s retirement on March 28, 2025, and in accordance with the Company’s applicable equity incentive plans, all of Mr. Frenkiel’s unvested stock will vest on the one-year anniversary of his retirement date.

(2)
These stock options had a $30.65 per share grant date fair value, as computed consistent with FASB ASC Topic 718, and vest over a period of four years from grant date, with one fourth vesting on each grant anniversary date.

(3)
Represents the grant date fair value, as computed consistent with FASB ASC Topic 718.

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Outstanding equity awards at fiscal year-end table
The following table provides information on the outstanding equity awards held by the NEOs as of December 31, 2025.
		Option awards(1)			Stock awards
Name	Grant date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(2) (#)	Market value of shares or units of stock that have not vested(3) ($)
Damian M. Kozlowski	2/8/2019	65,104	—	8.57	2/8/2029	—	—
	2/9/2021	100,000	—	18.81	2/9/2031	—	—
	2/9/2022	75,000	25,000	30.32	2/9/2032	—	—
	2/9/2023	28,786	28,787	35.17	2/9/2033	—	—
	2/9/2023	—	—	—	—	9,478	639,955
	2/9/2024	11,404	34,212	43.89	2/9/2034	—	—
	2/9/2024	—	—	—	—	60,758	4,102,380
	2/10/2025	—	32,624	60.25	2/10/2035	—	—
	2/10/2025	—	—	—	—	41,493	2,801,607
	Total	280,294	120,623	—	—	111,729	7,543,942
Dominic C. Canuso	Total	—	—	—	—	—	—
Paul Frenkiel	2/9/2023	—	—	—	—	7,108	479,932
	2/9/2024	—	—	—	—	6,835	461,499
	2/10/2025	—	—	—	—	11,618	784,447
	Total	—	—	—	—	25,561	1,725,878
Martin Egan	2/9/2023	—	—	—	—	1,303	87,979
	2/9/2024	—	—	—	—	836	56,447
	2/10/2025	—	—	—	—	2,771	187,098
	Total	—	—	—	—	4,910	331,524
Ryan Harris	2/9/2023	—	—	—	—	14,809	999,904
	2/9/2024	—	—	—	—	17,088	1,153,782
	2/10/2025	—	—	—	—	33,195	2,241,326
	Total	—	—	—	—	65,092	4,395,012
Greg Garry	2/9/2023	—	—	—	—	11,847	799,909
	2/9/2024	—	—	—	—	11,392	769,188
	2/10/2025	—	—	—	—	20,746	1,400,770
	Total	—	—	—	—	43,985	2,969,867
Mark Connolly	2/9/2023	—	—	—	—	11,847	799,909
	2/9/2024	—	—	—	—	11,392	769,188
	2/10/2025	—	—	—	—	16,597	1,120,629
	Total	—	—	—	—	39,836	2,689,726
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		Option awards(1)			Stock awards
Name	Grant date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(2) (#)	Market value of shares or units of stock that have not vested(3) ($)
Olek DeRowe	2/9/2023	—	—	—	—	14,217	959,932
	2/9/2024	—	—	—	—	13,670	922,998
	2/10/2025	—	—	—	—	19,917	1,344,796
	Total	—	—	—	—	47,804	3,227,726
Jeff Nager	2/9/2023	—	—	—	—	11,847	799,909
	2/9/2024	—	—	—	—	12,531	846,093
	2/10/2025	—	—	—	—	18,257	1,232,713
	Total	—	—	—	—	42,635	2,878,715
	Total	280,294	120,623	—	—	381,552	25,762,390

(1)
All options listed in the table vest at a rate of one fourth per year over a period of four years from grant date.

(2)
All stock awards listed in the table are RSUs that vest at a rate of one third per year over a period of three years from grant date, except those granted in 2020, which vest at a rate of one third on the first and second anniversaries of grant date, with the balance vesting after eight months. Upon vesting, shares of Common Stock equal to the number of RSUs vested are issued to the NEO. Due to Mr. Frenkiel’s retirement, and in accordance with the Company’s applicable equity incentive plans, all of Mr. Frenkiel’s unvested RSUs will vest on the one-year anniversary of his retirement date.

(3)
Market value is based on the closing market price of the Common Stock on December 31, 2025, which was $67.52.

Option exercises and stock vested table
The following table provides information for the NEOs regarding RSUs vested and options exercised in fiscal year 2025.
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Damian M. Kozlowski	300,000	17,198,700	48,102	2,965,969
Dominic C. Canuso	—	—	—	—
Paul Frenkiel	—	—	13,164	811,692
Martin Egan	—	—	2,204	135,899
Ryan Harris	—	—	28,850	1,778,891
Greg Garry	—	—	21,941	1,352,882
Mark Connolly	—	—	21,941	1,352,882
Olek DeRowe	—	—	24,569	1,514,925
Jeff Nager	—	—	22,510	1,387,967
Awards under the Company’s equity compensation plans
The Company has granted awards of stock options and/or RSUs to each of the NEOs under one or more of the 2018 Equity Incentive Plan, the 2020 Equity Incentive Plan, and the 2024 Equity Incentive Plan (collectively, the “Equity Compensation Plans”). The outstanding awards granted to the NEOs are described above in the Outstanding Equity Awards at Fiscal Year-End Table. The terms of these awards would be affected by certain trigger events and represent our only obligation to make any potential payments to our NEOs upon termination or change of control. As described in this table, these awards are comprised of unvested options (not exercisable), vested options (exercisable), and unvested RSUs.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Mr. Kozlowski has been granted stock options under the 2018 Equity Incentive Plan, the 2020 Equity Incentive Plan, and the 2024 Equity Incentive Plan. With respect to such vested options, in the event of death, disability, or retirement, the exercise period is one year from the trigger date, subject to termination on the expiration date of the option, if earlier. In the event of an involuntary termination following a change in control, all vested options would remain exercisable (subject to the expiration provisions otherwise applicable to the option) and would be exercisable for a period of one year following such termination. If his employment is terminated for cause, all vested options that have not been exercised will expire and be forfeited. If his employment terminates for any other reason, these vested options may thereafter be exercised, to the extent exercisable at the time of such termination, for a period of three months following termination, subject to termination on the option’s expiration date, if earlier.
With respect to unvested options, in the event of death, disability, or retirement, such options would vest on the one-year anniversary of the date of termination of service and, since the one year vesting period would coincide with the one year permitted exercise period, notice of exercise would be required to be provided prior to the expiration of the one year period following termination, with exercise permitted immediately after the one year period, provided that no option would become vested after the expiration of its term and subject to restrictions based on incentive stock option treatment. In the event of an involuntary termination following a change in control, all unvested options would become exercisable (subject to the expiration provisions otherwise applicable to the option) and would be exercisable for a period of one year following such termination. If employment is terminated for cause or for any other reason, unvested options would expire and be forfeited.
All NEOs, including Mr. Kozlowski, have been granted RSUs under one or more of the 2018 Equity Incentive Plan, the 2020 Equity Incentive Plan, and the 2024 Equity Incentive Plan. With respect to unvested RSUs, in the event of death, disability, or retirement, the unvested RSUs would vest on the one-year anniversary of such termination of service. In the event of an involuntary termination following a change in control, all unvested RSUs would become fully earned and vested immediately. In the event of a termination for cause or other termination, unvested RSUs would be forfeited.
See Exhibits 10.1.1 The Bancorp, Inc. 2018 Equity Incentive Plan, 10.5 The Bancorp, Inc. 2020 Equity Incentive Plan, and 10.2 The Bancorp, Inc. 2024 Equity Incentive Plan, to our Annual Report on Form 10-K for the year ended December 31, 2025, for plan documents which detail the definitions related to the trigger events summarized above.
The following table sets forth the approximate payments that would have been made to the NEOs in the event of the termination of employment under the circumstances described below, assuming such termination took place on December 31, 2025.
Name	Principal position	Involuntary termination following a change in control ($)	Death, disability, retirement ($)
Damian M. Kozlowski(1)	Chief Executive Officer	10,450,807	10,450,807
Dominic C. Canuso	EVP, Chief Financial Officer	—	—
Paul Frenkiel(2)	Former EVP, Chief Financial Officer	1,725,878	1,725,878
Martin Egan(2)	MD, Chief Accounting Officer	331,524	331,524
Ryan Harris(2)	EVP, Head of Fintech Solutions	4,395,012	4,395,012
Greg Garry(2)	EVP, Chief Operating Officer	2,969,867	2,969,867
Mark Connolly(2)	EVP, Head of Credit Solutions	2,689,726	2,689,726
Olek DeRowe(2)	EVP, Head of Commercial Real Estate	3,227,726	3,227,726
Jeff Nager(2)	EVP, Head of Commercial Lending	2,878,715	2,878,715

(1)
Amounts for Mr. Kozlowski were computed by (i) multiplying the December 31, 2025 share price of $67.52 times the number of his unvested RSUs and (ii) multiplying the number of his unvested stock options times the difference between the December 31, 2025 share price and the options’ exercise prices.

(2)
Amounts for Messrs. Frenkiel, Egan, Harris, Garry, Connolly, DeRowe, and Nager consisted of multiplying the December 31, 2025 share price of $67.52 times the number of their unvested RSUs, as they had no unvested stock options.

Potential payments upon termination or change in control
The following discussion presents the potential payments for each of our NEOs upon a termination of employment or change in control. Pursuant to applicable SEC rules, the analysis contained in this discussion does not consider or include payments made to a NEO with respect to contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of NEOs of the Company and that are available generally to all salaried employees. The actual amounts that would be paid upon a NEO’s termination of employment can only be determined at the time of such NEO’s termination. Given the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, such as the timing of a termination event and the Company’s stock price, any actual amounts paid or distributed may be higher or lower than reported above. In accordance with SEC rules, this discussion assumes the relevant trigger event occurred on December 31, 2025.
46	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
The Company’s NEOs serve at the discretion of the Board of Directors. We have not entered into formal employment agreements with any of our NEOs. In connection with Mr. Kozlowski’s hire in 2016, however, we provided him with a Letter Agreement (the “DK Letter Agreement”) outlining his basic compensation terms and providing for certain grants of equity compensation, among other things. The DK Letter Agreement specified that his employment was terminable by either party at any time with or without cause or advance notice. In the event of a NEO termination of employment for any reason whatsoever, any severance benefits or other cash payments, if any, would be negotiated on an individual basis.
In addition, in connection with Mr. Frenkiel’s retirement on March 28, 2025, the Company and Mr. Frenkiel entered into a Retirement, Consulting and Release Agreement (“Retirement Agreement”). Pursuant to the Retirement Agreement, and to assist in the transition of his role to his successor, Mr. Frenkiel ceased being an employee of the Company as of his retirement date, but served as a consultant to the Company through December 31, 2025. As consideration for the consulting services, the Company paid Mr. Frenkiel a consulting fee of $250,000 in monthly installments. Mr. Frenkiel was not eligible to receive any incentive compensation under the Retirement Agreement. The Retirement Agreement contains customary confidentiality, cooperation, non-solicitation, and non-disparagement provisions. The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to its complete text, a copy of which was previously disclosed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on April 3, 2025.
CEO pay ratio
The following information about the relationship between the compensation of our median employee and the compensation of the Company’s CEO, is provided in compliance with the requirements of Item 402(u) of Regulation S-K. For 2025, the median of the annual total compensation of all employees of the Company, other than the CEO, was $114,031, and the total compensation of the CEO was $4,528,622, as reported in the Summary Compensation Table above. Based on this information, for 2025, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee of the Company was approximately 40:1.
To identify the median employee and to determine the annual total compensation of the median employee and the CEO, the Company took the following steps:
•
The Company determined that as of December 26, 2025, the last payroll date in the last three months of fiscal year 2025, there were 733 employees other than the CEO. This population consisted of the Company’s full-time employees and an insignificant number of part-time employees. Independent contractors were not included in the employee count.

•
To identify the employee receiving the median amount of compensation in our employee population, the Company analyzed the salary, wages, and overtime pay of all employees, to account for employees who had only worked a portion of the year. The Company also considered additional compensation, consisting of 401(k) matches and health insurance. Since approximately 15% or less of Company employees receive equity awards, such awards were excluded from the compensation measure used to identify the median employee.

•
The Company identified its median employee using this compensation measure, which was consistently applied to all employees included in the calculation. Since all Company employees, including the CEO, are located in the United States, the Company did not make any cost-of-living adjustments.

•
Once the median employee was identified, the Company added together the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total compensation of $114,031. The employee’s annual total compensation included the value of health care benefits, which were estimated at $14,364 per employee, including coverage for dependents. The Company’s 401(k) match was also included in the annual total compensation.

•
With respect to the total annual compensation of the CEO, the Company used the amount reported in the “Total” column of the Summary Compensation Table above.

Pay versus performance table
The following table and related disclosure are provided in compliance with SEC rules to summarize information regarding the relationship between “compensation actually paid” (as calculated under SEC rules) (“CAP”) for our PEO, and our non-PEO NEOs, on an average basis, and the Company’s financial performance.
The methodology for calculating amounts presented in the “CAP” column for the PEO and “Average CAP” column for the non-PEO NEOs, including amounts that were deducted from and added to the Summary Compensation Table totals, is provided in the footnotes to the table.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
	PEO		Non-PEO NEOs(1)		Value of initial fixed $100 investment based on:
Year	Summary compensation table total ($)	CAP(2) ($)	Average summary compensation table total ($)	Average CAP(2) ($)	Company total shareholder return ($)	Peer group total shareholder return(3) ($)	Net income ($) (in millions)	ROA	ROE(4)
2025	4,528,622	8,429,451	1,345,933	2,081,080	128	104	228.2	2.5%	29%
2024	7,523,916	10,880,866	1,316,997	1,981,342	136	117	217.5	2.7%	27%
2023	2,776,593	6,308,843	2,041,114	2,483,716	136	93	192.3	2.6%	26%
2022	5,910,714	6,858,711	825,330	839,993	112	82	130.2	1.8%	19%
2021	4,610,714	11,894,580	1,096,078	1,668,204	185	140	110.7	1.7%	18%

(1)
Non-PEO NEOs consisted of Messrs. Connolly, Garry, Canuso, Egan, Frenkiel, DeRowe, Harris, and Nager in 2025, Frenkiel, DeRowe, Harris, and Nager in 2024, Frenkiel, DeRowe, John Leto, and Harris in 2023, Frenkiel, Garry, Leto, and Harris in 2022, and Frenkiel, Connolly, Garry, and Thomas G. Pareigat in 2021.

(2)
Values included in the “CAP” and “Average CAP” columns reflect the below adjustments from the values shown in the “Summary Compensation Table Total” and “Average Summary Compensation Table Total” columns, respectively (amounts shown for the non-PEO NEOs are averages).

(3)
For purposes of calculating peer group total shareholder return, the Nasdaq Bank Stock Index was used pursuant to Item 201(e) of Regulation S-K and as reflected in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(4)
ROE was identified as our “company-selected measure” (“CSM”) for fiscal year 2025 because it represents, in our view, the most important measure used to link CAP to performance.

Reconciliation of summary compensation table total to CAP
Year	Executive(s)	Summary compensation table total ($)	Deduct equity awards reported in summary compensation table ($)	Add year end value of unvested equity awards granted in year ($)	Change in value of unvested equity awards granted in prior years ($)	Change in value of equity awards granted in prior years which vested in year ($)	CAP ($)
2025	PEO	4,528,622	3,500,000	4,259,192	2,089,814	1,051,823	8,429,451
	Non-PEO NEOs	1,345,933	931,250	1,187,397	304,182	174,818	2,081,080
2024	PEO	7,523,916	5,000,000	6,452,814	1,788,696	115,439	10,880,866
	Non-PEO NEOs	1,316,997	825,000	989,247	394,579	105,519	1,981,342
2023	PEO	2,776,593	2,000,000	2,554,581	2,046,475	931,194	6,308,843
	Non-PEO NEOs	2,041,114	1,343,750	1,473,252	130,347	182,753	2,483,716
2022	PEO	5,910,714	2,151,000	2,481,987	849,070	(232,060)	6,858,711
	Non-PEO NEOs	825,330	410,000	383,747	66,332	(25,416)	839,993
2021	PEO	4,610,714	1,601,000	2,645,690	5,404,398	834,778	11,894,580
	Non-PEO NEOs	1,096,078	195,000	262,370	337,484	167,272	1,668,204
Pay versus performance descriptive disclosure
Total shareholder returns are one of the criteria in the scorecard and the Nasdaq Bank Stock Index is used for the table above. ROA and net income are also components of the “Balanced Scorecard: CEO Performance Matrix” in the financial metrics to budget comparison. While there is generally a direct relationship between these factors and the amount of compensation actually paid, final compensation paid is also impacted by the other criteria in the balanced scorecard. Additionally, based on progress over multi-year periods, amounts paid are intended to motivate management to further achieve longer-term financial goals. The Compensation Committee also compares total shareholder return and ROA (which incorporates net income) of the Company to its proxy peer group in its determination of compensation, which is also a component of the balanced scorecard. A more qualitative analysis is necessitated by considering financial performance being achieved versus risk associated with that performance. Such risk could negatively impact financial performance in the future after compensation has already been paid. These risks include credit, compliance, and regulatory risk. Assessment of these risks is also included in the balanced scorecard.
48	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
The amount actually paid to the CEO in the pay-for-performance table reflected the appreciation in the stock price, which was consistent with the Compensation Committee’s intention to motivate management toward multi-year sustained financial progress and resulting shareholder returns.
NEO compensation actually paid is also directly related to total shareholder return, net income, and ROA. While the NEOs’ roles within each of these criteria vary, their performance directly impacts financial measures. However, independent of those financial measures, compensation actually paid may reflect individual performance and achievements not adequately reflected in those measures.
Tabular list of important performance measures
The following is an unranked list of the most important financial performance measures, including the CSM, linking CAP to Company performance for fiscal year 2025:
•
Return on Equity

•
Return on Assets

•
Net Income

Equity compensation plan information
The following table summarizes equity compensation plan information for the 2018 Equity Incentive Plan, the 2020 Equity Incentive Plan, and the 2024 Equity Incentive Plan as of December 31, 2025.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by security holders	1,130,016(1)	$28.59(2)	1,988,687
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable
Total	1,130,016	$28.59	1,988,687

(1)
Includes 729,099 outstanding unvested RSUs which are awarded upon vesting without consideration from the recipient. RSUs have reduced the number of securities remaining available for future issuance in column (C).

(2)
Excludes 729,099 outstanding unvested RSUs which are awarded upon vesting without consideration from the recipient.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Stock ownership and Section 16
compliance
The following table sets forth the number and percentage of the shares of Common Stock beneficially owned as of the Record Date by (i) each of the Company’s directors, inclusive of director nominees, and named executive officers, (ii) all of the directors and executive officers as a group, and (iii) other persons who are known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock. This information is reported in accordance with the beneficial ownership rules of the SEC, under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days of the Record Date. The table does not include RSUs granted which will not vest within 60 days of the Record Date. Shares issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed to be outstanding for purposes of computing the percentage of any other person.
Name and address of beneficial owner	Amount of shares beneficially owned(1) (#)	Percent of class(2)
Independent Directors(3)
Allen, Dwayne L.	2,413	*
Brockman, Todd J.	10,630	*
Cohn, Matthew N.	231,969	*
Creuzot, Cheryl D.	9,214	*
Kozlov, Hersh	120,230	*
Lamb, William H.	238,735	*
McEntee III, James J.	142,966	*
Mudick, Stephanie B.	40,550	*
Tryniski, Mark E.	18,966	*
Named Executive Officers(3)
Kozlowski, Damian M.	932,212	2.2%
Canuso, Dominic C.	8,500	*
Frenkiel, Paul	206,779	*
Egan, Marty	34,209	*
Harris, Ryan	82,052	*
Garry, Greg	87,086	*
Connolly, Mark	223,144	*
DeRowe, Olek	11,798	*
Nager, Jeff	47,881	*
All executive officers and directors (21 persons)	2,491,462	6.0%
Owners of more than 5% of outstanding shares
BlackRock, Inc.	7,832,810(4)	18.7%
FMR LLC	4,724,668(5)	11.3%
State Street Corporation	3,063,515(6)	7.3%
Invesco Ltd.	2,712,975(7)	6.5%
American Century Investment Management, Inc.	2,628,832(8)	6.3%
50	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
*
Less than 1%

(1)
Includes: (a) shares of Common Stock, (b) shares of Common Stock receivable upon vesting of RSUs within 60 days, and (c) shares of Common Stock receivable upon exercise of options held by such person which are vested or will vest within 60 days.

(2)
Based on 41,853,761 shares of Common Stock issued and outstanding as of April 1, 2026.

(3)
The address of all the Company’s directors and executive officers is c/o The Bancorp, Inc., 409 Silverside Road, Suite 105, Wilmington, Delaware 19809.

(4)
Based solely on Schedule 13G/A filed by BlackRock, Inc., on January 23, 2024, on behalf of itself and its subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(5)
Based solely on Schedule 13G filed by FMR LLC and Abigail P. Johnson, the Chairman and CEO of FMR LLC, on February 9, 2024. The address of FMR LLC and Ms. Johnson is 245 Summer Street, Boston, MA 02210.

(6)
Based solely on Schedule 13G filed by State Street Corporation on October 16, 2024. The address of State Street Corporation is One Congress Street, Suite 1, Boston MA 02114.

(7)
Based solely on Schedule 13G filed by Invesco Ltd. on May 9, 2025. The address of Invesco Ltd. is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309.

(8)
Based solely on Schedule 13G filed by American Century Investment Management, Inc. on May 15, 2025. The address of American Century Investment Management, Inc. is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
The Audit Committee has appointed Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2026. Although the Company’s governing documents do not require the submission of Crowe’s appointment to the Company’s stockholders for ratification, the Company believes that soliciting stockholders’ input is a matter of good corporate governance. If the appointment of Crowe is not ratified, our Audit Committee may reconsider the appointment; however, the Audit Committee will not be obligated to change or retain a different independent registered public accounting firm. Even if Crowe’s appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its stockholders.
One or more representatives of Crowe are expected to be present at the Annual Meeting, will have the opportunity to make a statement, and are expected to be available to respond to appropriate questions related to their representation.
Prior change in independent registered public accounting firm
As previously reported on the Company’s Current Report on Form 8-K, filed with the SEC on March 8, 2024 (the “Change of Auditor Current Report”), in connection with the appointment of Crowe, the Audit Committee dismissed its prior independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”).
Grant Thornton’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2023, and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 4, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company provided to Grant Thornton the disclosure contained in the Change of Auditor Current Report and requested Grant Thornton to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company (the “Grant Thornton Letter”), and, if not, stating the respects in which it does not agree. The Grant Thornton Letter has been filed as Exhibit 16.1 to the Change of Auditor Current Report.
On March 4, 2024, the Audit Committee appointed Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2024, to be effective upon the execution of an engagement letter and related completion of Crowe’s standard client acceptance procedures, including independence procedures.
During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through March 4, 2024, neither the Company nor anyone on its behalf consulted with Crowe regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” as described in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.
52	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Fees and services
The Audit Committee appointed Crowe as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2025 and 2024. The following table presents the aggregate fees billed by Crowe and Grant Thornton for the services listed below for the last two fiscal years:
	Crowe LLP		Grant Thornton LLP
	2025	2024	2025	2024
Audit Fees(1)	$1,023,617	$1,254,696	$94,500	$195,000
Audit-Related Fees(2)	$301,140	$42,000	$—	$—
Tax Fees(3)	$151,450	$141,750	$—	$—
All Other Fees(4)	$286,400	$38,400	$—	$—
Total	$1,762,607	$1,476,846	$94,500	$195,000

(1)
Audit fees consisted of the aggregate fees for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services normally provided in connection with statutory and regulatory filings and engagements.

(2)
Audit-related fees were comprised of services related to the audit of the Company’s 401(k) plan and assistance with the filing of Form 11-K and S-1 debt offering.

(3)
Tax fees consisted of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

(4)
All other fees include advisory services.

Audit Committee pre-approval policy
Exchange Act rules generally require any engagement by a public company of an independent auditor to provide audit or non-audit services to be pre-approved by the audit committee of that public company. The Audit Committee is responsible for pre-approving all auditing services (including the fees and material terms thereof) and permitted non-auditing services (as defined in the Sarbanes-Oxley Act) proposed to be carried out by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, all of which are approved by the Audit Committee prior to the completion of the audit.
The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining Crowe’s independence. The percentage of services set forth in the categories “Audit-related fees,” “Tax fees” and “All other fees” that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit) was 1.5% of Crowe’s total fees for 2025.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Audit Committee Report
In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”):
1.
The Audit Committee reviewed and discussed the audited financial statements included in the 2025 Annual Report with the Company’s management;

2.
The Audit Committee discussed with the Company’s independent registered public accounting firm, Crowe, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

3.
The Audit Committee received the written disclosures and the letter from Crowe required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence, and has discussed with Crowe the independence of Crowe; and

4.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s 2025 Annual Report for filing with the SEC.

In performing its functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expressed an opinion on the conformity of the Company’s consolidated financial statements to GAAP. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the financial statements are presented in accordance with GAAP, that the audit of the financial statements has been carried out in accordance with GAAP, or that the independent registered public accounting firm is “independent.”
The Audit Committee of the Board of Directors of the Company has provided this report. This report shall not be deemed to be filed under, nor shall it be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Exchange Act (collectively, the “Acts”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
Mark E. Tryniski, Chair
Todd J. Brockman
Matthew N. Cohn
Cheryl D. Creuzot
54	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
General information about the
2026 Annual Meeting
The 2026 Annual Meeting will be held virtually on Wednesday, May 27, 2026 at 10:00 a.m. Eastern Time, for the purposes set forth in the accompanying notice. Only stockholders who held our Common Stock at the close of business on April 1, 2026, which is the Record Date, will be entitled to notice of and to vote at the Annual Meeting.
This Proxy Statement is furnished in connection with the solicitation by the Board of proxies from holders of Common Stock to be used at the Annual Meeting, and at any adjournments thereof. Properly executed proxies duly returned to the Company, and not revoked, will be voted at the Annual Meeting and any and all adjournments thereof.
Questions and answers about the Annual Meeting
How do I attend the Annual Meeting?
Holders of Common Stock at the close of business on the Record Date may virtually attend the Annual Meeting by accessing https://edge.media-server.com/mmc/p/5bkc5u9i. The password for the meeting is “bancorp2026.”
What is a proxy?
It is your designation of another person to vote stock you own. Your designee is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Damian M. Kozlowski, the Company’s CEO and Director, and Erika Caesar, the Company’s Executive Vice President, General Counsel and Corporate Secretary, have been designated as the proxies to cast the votes of our stockholders at our Annual Meeting.
How are we distributing our proxy materials?
In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting, this Proxy Statement, and our Annual Report, by providing access to such documents over the internet. Generally, stockholders will not receive printed copies of the proxy materials unless they request them. As a result, beginning on or about April 13, 2026, we will mail to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Notice of Annual Meeting, this Proxy Statement, and the Annual Report, over the internet. The Notice of Internet Availability is not a proxy card that can be submitted to vote your shares. Instead, the Notice of Internet Availability instructs you on how to access and review all of the important information contained in the proxy materials and how to vote online. If you received the Notice of Internet Availability, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the notice.
Stockholders who have requested paper copies of the proxy materials will receive paper copies in the mail. If you receive paper copies of the proxy materials, but instead in the future would like to receive only the proxy materials electronically, you can elect to do so by: (i) following the instructions provided in the proxy card, if your shares are registered in your name as a stockholder of record, or (ii) by contacting your broker, trustee, bank, or other intermediary, if you hold your shares in street name as a beneficial owner.
What is householding?
In order to reduce expenses, we are taking advantage of certain SEC rules, commonly known as “householding,” that permit us to send (i) a single annual report (including our Annual Report) and/or a single proxy statement or (ii) a single Notice of Internet Availability to multiple registered stockholders who share an address, unless we have received contrary instructions from one or more of such stockholders. Any such stockholder who wishes to receive a separate copy of the Annual Report or a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from the Company at The Bancorp, Inc., Attention: Investor Relations, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, telephone number (215) 861-7990. The Company will promptly deliver a copy of the requested materials.
Similarly, a stockholder sharing an address with another stockholder who has received multiple copies of the Company’s Annual Report or proxy materials may use the contact information above to request delivery of a single copy of these materials.
What is the difference between holding shares as a holder of record and as a beneficial owner?
If, at the close of business on the Record Date, your shares of Common Stock were registered directly in your name with the Company’s transfer agent, you are considered a holder of record with respect to those shares, and the accompanying notice was sent directly to you. As a holder of record, you may vote your shares at the Annual Meeting or by proxy.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
If, at the close of business on the Record Date, your shares of Common Stock were held through a bank, brokerage firm, trust, or other nominee, you are considered the beneficial owner of those shares and your shares are considered held in “street name.” If you are the beneficial owner of shares of Common Stock, your broker or other nominee, as the record holder of the shares, will send you a request for directions for voting those shares and will vote such shares in accordance with your instructions.
Who may vote at the Annual Meeting?
At the Annual Meeting, only those holders of Common Stock at the close of business on the Record Date will be entitled to vote. As of the Record Date, 41,853,761 shares of Common Stock were outstanding and, therefore, eligible to vote at the meeting.
What are my voting rights?
Each holder is entitled to one vote per share of Common Stock on each matter of business properly brought before the Annual Meeting. Stockholders do not have cumulative voting rights.
How many shares must be present to hold the Annual Meeting?
The holders of a majority in voting power of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date must be present or represented by proxy at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. The presence of a quorum for any proposal establishes a quorum for all of the proposals, even if stockholders do not vote on all of the proposals. Broker non-votes and abstentions will be counted as present for purposes of determining whether there is a quorum.
How do I vote my shares?
Holders of record (that is, stockholders who hold their shares directly with our transfer agent) can vote in any of the following ways:
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Via the Internet: Go to “www.voteproxy.com” to vote via the internet. You will need to follow the on-screen instructions on the website and have your proxy card or Notice of Internet Availability on hand to vote your shares via the internet.

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By Mail: If you received a paper copy in the mail of the proxy materials and a proxy card, you may complete, sign, date, and return your proxy card in the postage-paid envelope enclosed with the proxy materials.

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At the Annual Meeting: Virtually attend the Annual Meeting and vote electronically. For information about how to attend the Annual Meeting, please see “How Do I Attend the Annual Meeting?” above.

To vote via the internet, and to vote and submit questions at the Annual Meeting, holders of record will be required to enter their unique 11-digit control number, which is provided on the proxy card or voting instructions forms. Holders of record can also request their control number by emailing proxy@equiniti.com.
If you are a beneficial owner whose shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Beneficial owners who wish to vote at the virtual Annual Meeting must first obtain a valid legal proxy from their broker, bank, trustee or other nominee and then register for the Annual Meeting by emailing the valid legal proxy to proxy@equiniti.com no later than May 20, 2026 at 5:00 p.m. Eastern Time. Upon registration, beneficial owners will be provided a control number to enter when accessing the meeting.
If you do not have a control number, you will still be able to access the meeting as a guest using the password “bancorp2026” but you will not be able to vote or submit questions.
How will my shares be voted?
All proxies that are properly completed and timely received will be voted in accordance with the instructions you give. If a proxy is returned but no instructions are given (except in the case of broker non-votes), the persons designated as proxies will vote the shares of Common Stock in accordance with the recommendations of the Board of Directors, which are as follows:
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FOR the election of each director nominee;

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FOR the approval, in an advisory (non-binding) vote, of the compensation of the Company’s named executive officers for the fiscal year ended December 31, 2025; and

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FOR the ratification, in an advisory (non-binding) vote, of the selection of Crowe as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Should any matters not described above be properly presented at the Annual Meeting, the persons named in the proxy will vote in accordance with their judgment. The proxy authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the Annual Meeting or any adjournment, recess, postponement, continuation, or rescheduling thereof.
56	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Can I revoke my proxy?
If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked by:
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Notifying the Corporate Secretary of the Company in writing, at The Bancorp, Inc., 409 Silverside Road, Suite 105, Wilmington, Delaware 19809 (which must be received by 11:59 p.m. Eastern Time on May 26, 2026);

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Submitting a new proxy with a later date (which must be received by 11:59 p.m. Eastern Time on May 26, 2026); or

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Attending the Annual Meeting and voting electronically during the meeting.

What are broker non-votes?
Under Nasdaq rules, brokers or other nominees that hold shares in “street name” for their beneficial owners have discretionary authority to vote such shares without instructions from beneficial owners only on matters deemed “routine.” On non-routine matters, brokers are not permitted to vote shares without instructions from beneficial owners. A “broker non-vote” occurs when a broker does not vote shares on a particular matter because it has not received voting instructions with respect to those shares.
If you are a beneficial owner of shares of Common Stock, your broker will not be able to vote your shares with respect to Proposal 1 or Proposal 2 without your instructions. For Proposals 1 and 2, broker non-votes will have no effect on the outcome of the vote for such proposals. Brokers will have discretionary authority to vote on Proposal 3, as such no broker non-votes are anticipated with respect to Proposal 3.
What are the voting requirements for the proposals to be acted upon at the Annual Meeting?
The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:
Proposal		Vote required	Effect of abstentions and broker non-votes	Broker discretionary voting allowed
1	Election of Directors
A nominee for director must be elected by a majority of the votes cast, meaning that the number of shares voted “FOR” a director’s election exceeds the number of shares voted “AGAINST” that director’s election.
			No effect	No. Brokers without voting instructions will not be able to vote on this proposal.
2	Advisory (Non-Binding) Approval of Executive Compensation
Advisory (non-binding) approval is obtained by a majority of the votes cast, meaning that the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal. The Board strongly values feedback of the Company’s stockholders and will take the results of this advisory vote into account when considering future executive compensation.
			No effect	No. Brokers without voting instructions will not be able to vote on this proposal.
3	Advisory (Non-Binding) Ratification of the Appointment of Crowe LLP	Advisory (non-binding) ratification is obtained by a majority of the votes cast, meaning that the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.	No effect	Yes. Brokers without voting instructions will have discretionary authority to vote.
How will votes be tabulated?
Equiniti Trust Company, LLC will serve as the official proxy tabulator. Erika Caesar, the Company’s Executive Vice President, General Counsel and Corporate Secretary, will act as the inspector of election and will count the votes at the Annual Meeting.
What should I do if I have questions regarding voting?
If you have any questions regarding voting your shares of Common Stock, please contact The Bancorp, Inc., Attention: Investor Relations, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, telephone number (215) 861-7990.
Who is paying for the cost of this proxy solicitation?
The cost of soliciting proxies will be borne by the Company. Directors, officers, and select employees of the Company may solicit proxies either personally, by e-mail, by letter, by telephone, or through other means, but will not be specifically compensated for soliciting such proxies. The

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Company will reimburse banks, brokerage firms, other custodians, nominees, and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the Common Stock.
How can I request a copy of the Company’s Annual Report?
The Company’s Annual Report is being made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders of record as of the Record Date, and beneficial owners of Common Stock as of the Record Date, may obtain from the Company, without charge, a copy of the Annual Report as filed with the SEC by submitting a request therefor in writing. Any such request from a beneficial owner of the Common Stock must set forth a good faith representation that, as of the Record Date, the person making the request was the beneficial owner of the Common Stock. Such written requests should be directed to The Bancorp, Inc., Attention: Corporate Secretary, 409 Silverside Road, Suite 105, Wilmington, Delaware 19809. Our Annual Report is not incorporated into this Proxy Statement and shall not be deemed to be solicitation material.
58	2026 Proxy Statement

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Other matters
As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, recess, postponement, continuation, or rescheduling thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.
Except as set forth in this section, all shares of Common Stock represented by valid proxies received will be voted in accordance with the instructions of the proxy.

Proxy summary	Proposal #1	Proposal #2	Proposal #3	Other matters
Stockholder proposals and nominations for the
2027 Annual Meeting
Proposals for inclusion in proxy statement for 2027 Annual Meeting
Rule 14a-8 under the Exchange Act (“Rule 14a-8”) establishes eligibility requirements and procedures that must be followed for a stockholder’s proposal to be included in the Company’s proxy statement. Proposals submitted for inclusion in the Company’s proxy statement for its 2027 annual meeting of stockholders must be received by the Company’s Corporate Secretary no later than the close of business on December 14, 2026. Only those proposals that comply with the requirements of Rule 14a-8 will be included in the Company’s proxy statement for the 2027 annual meeting of stockholders.
Proposals and director nominations for 2027 Annual Meeting
Stockholders seeking to bring business before the 2027 annual meeting of stockholders outside of Rule 14a-8, or to nominate candidates for election as directors at the 2027 annual meeting of stockholders must provide timely written notice to the Company and comply with other procedural and informational requirements set forth in our Bylaws. To be considered timely, the written notice of a proposing or nominating stockholder must be delivered to the Company’s Corporate Secretary at 409 Silverside Road, Suite 105, Wilmington, Delaware 19809, not later than the close of business on the 90th day nor earlier than the 120th day prior to the first year anniversary date of the Annual Meeting. As a result, notice with respect to proposed business outside of Rule 14a-8 or nominations of director candidates for the 2027 annual meeting of stockholders must be received not later than the close of business on February 26, 2027, and not earlier than January 27, 2027. Notice of any proposed business or nomination must comply with the applicable informational requirements set forth in Section 2.10 of our Bylaws.
60	2026 Proxy Statement

2026 ANNUAL MEETING OF STOCKHOLDERS OF THE BANCORP, INC to be held at 10:00 A.M. Eastern Time on May 27, 2026 virtually at: https://edge.media-server.com/mmc/p/5bkc5u9i (password: bancorp2026) PROXY VOTING INSTRUCTIONS INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have this document available when you access the web page. Vote online until 11:59 P.M. Eastern Time on May 26, 2026 (the day before the meeting). MAIL - Sign, date and mail your proxy card in the postage-paid envelope provided as soon as possible. If you vote by mail, your vote must be received no later than 11:59 P.M. Eastern Time on May 26, 2026 (the day before the meeting). VIRTUALLY AT THE MEETING - You may vote your shares virtually at the Annual Meeting by accessing: https://edge.media-server.com/mmc/p/5bkc5u9i (password: bancorp2026). GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via: equiniti.com/us/ast-access to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2026: The Notice of Annual Meeting, Proxy Statement and Annual Report are also available at: https://investors.thebancorp.com/financial-information/proxy-materials/default.aspx To vote by mail, please complete, sign and date the below proxy card, detach along perforated line and mail it in the postage-paid envelope provided. 052726 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE IN PROPOSAL 1, AND A VOTE "FOR" EACH OF PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: x 1. Election of ten directors to serve for a term of one year until the 2027 annual FOR AGAINST ABSTAIN meeting of stockholders. FOR AGAINST ABSTAIN 2. Advisory (non-binding) approval of the 2025 compensation of The Dwayne L. Allen Bancorp, Inc.'s named executive officers. Todd J. Brockman 3. Advisory (non-binding) ratification of the appointment of Crowe LLP as FOR AGAINST ABSTAIN Matthew N. Cohn The Bancorp, Inc.'s independent registered public accounting firm for Cheryl D. Creuzot the fiscal year ending December 31, 2026. Hersh Kozlov In their discretion, the designated proxies named in the Proxy Statement are authorized to Damian M. Kozlowski vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof. William H. Lamb This proxy is solicited on behalf of the Board of Directors of The Bancorp, Inc. This James J. McEntee III proxy, if properly executed, will be voted in the manner instructed above. If no Stephanie B. Mudick instruction is given, this proxy will be voted "FOR" the election of each director nominee in Proposal 1, and "FOR" each of Proposals 2 and 3. Mark E. Tryniski To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in partnership name by authorized person.

0 THE BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Damian M. Kozlowski and Erika Caesar as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock, par value $1.00 per share, of The Bancorp, Inc. (the “Company”) held of record by the undersigned as of the close of business on April 1, 2026, at the Annual Meeting of Stockholders to be held virtually on May 27, 2026, at 10:00 A.M. Eastern Time, or any adjournment, postponement or continuation thereof. (Continued and to be signed on the reverse side) 1.1 14475